Table of Contents

As filed with the Securities and Exchange Commission on July 31, 2024

Registration No. 333-275499

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment #2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xcelerate, Inc.

(Exact name of registrant as specified in its charter)

Florida	5912	65-0710392
(State or other jurisdiction of incorporation or organization)	(Primary Standards Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 Renaissance Circle

Mauldin, South Carolina 29662

(854) 900-2020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael O’Shea

Chief Executive Officer

110 Renaissance Circle

Mauldin, South Carolina 29662

(854) 900-2020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Telsey, Esq. Andrew I. Telsey P.C. 6198 S Moline Ct. Englewood, CO 80111 (303) 521-7447	Lance Brunson, Esq. Brunson Chandler & Jones, PLLC Walker Center | 14th Floor 175 S. Main Street, Suite 1410 Salt Lake City, UT 84111 (801) 303-5737

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 31, 2024

[•] Shares of Common Stock

We are offering [•] shares of our common stock, $0.001 par value at an assumed public offering price of $[•] per share, which is based on the last quoted price of our common stock on ___________ __, 2024, in a firm commitment underwritten offering.

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “XCRT”. No assurance can be given that our application will be approved. If our application is not approved we will not complete this offering. Our common stock is presently quoted on the OTCQB under the symbol “XCRT”. We expect to effect a 1-for-[•] reverse stock split of our outstanding common stock effective immediately following the effective date of the registration statement of which this prospectus forms a part, prior to the completion of this offering. On _____________, 2024, the last reported sales price of our common stock on the OTCQB was $[•] per share, (or $[•] per share after giving effect to an assumed reverse stock split of 1-for-[•]).

The bona fide estimate of the range of the maximum offering price is from $[•] to $[•] and the number of shares offered is [•] (after giving effect to the reverse stock split), assuming an offering price of $[•], the midpoint of such bona fide estimated range. The actual public offering price per share will be determined through negotiation between us and the underwriter at the time of pricing and may be at a discount to the current market price, and will take into account the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industries in which we compete, and our past and present operations and our prospects for future revenues. The assumed public offering price used throughout this prospectus may not be indicative of the final public offering price per share.

Our board of directors and stockholders have approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares, or the reverse stock split, within a range of one-for-[•] (1-for-[•]) to a maximum of a one-for-[•] (1-for-[•]), and provided authority to our board of directors to fix the specific ratio for the reverse stock split. We intend for our board of directors to effect such reverse stock split in connection with this offering and our intended listing of our common stock on the Nasdaq Capital Market, however we cannot guarantee that such reverse stock split will occur based on the ratio stated above, that such reverse stock split will be necessary or will occur in connection with the listing of our common stock on the Nasdaq Capital Market, or that the Nasdaq Stock Market will approve our initial listing application for our common stock upon such reverse stock split.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock at an assumed ration of one-for-[•] (1-for-[•]) to occur following the effective date but prior to the closing of this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the public offering price. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters a 45-day option to purchase up to __________ additional shares of common stock and/or warrants to purchase up to _____________ additional shares of common stock (equal to 15% of the common stock sold in the offering) in any combination thereof, solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock will be equal to the public offering price of one share, less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $          and the total proceeds to us, before expenses, will be $         .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver our securities to purchasers in the offering on or about ___________, 2024.

Craft Capital Management LLC

The date of this prospectus is          , 2024

You should rely only on the information contained in this prospectus, as supplemented and amended. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 7, and the financial statements and related notes included in this prospectus.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Xcelerate,” or the “Company” refer to Xcelerate, Inc. and its subsidiaries.

Overview

We are a healthcare services and products company engaged in three separate but related businesses within the medical, health and wellness sectors. We are currently focused on (i) the development of medical technology and virtual health services to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology; (ii) the formulation, packaging and marketing of consumer health and beauty, clinically tested skin and hair care products; and (iii) owning and licensing the rights to various forms of medical equipment. As of the date of this prospectus we are concentrating on the initial 2 businesses and expect to devote our resources to the success of these businesses but if any opportunity arises for us to monetize the licensing of rights to third parties we may pursue the same.

Virtual Health Technology

In December 2021, we entered into an agreement to acquire a majority interest in Afiya Sasa Africa, LLC (“ASA”), a company engaged in the development of artificial intelligence (AI) and virtual health technology to assist patients in developing countries, initially in Africa, to provide for their rapidly expanding population to obtain medical care by extending the reach of physicians through the use of AI technology. This technology is centered around patented and patent pending software that uses and incorporates AI and Augmented Reality (“AR”) licensed from AdviNOW, an Arizona based medical software company who developed and holds patents for the licensed software. ASA has executed exclusive rights agreements for 10 initial priority markets across Africa including Tanzania, Kenya, Ethiopia, Uganda, Malawi, Zambia, Ghana, Zimbabwe, Botswana, South Africa and Egypt. The agreement calls for implementation of the program in stages beginning with Tanzania in 2024, Kenya in 2026, Malawi, Uganda, Zambia in 2028 and the remaining countries by 2029. ASA is required to pay AdviNOW a license fee based on gross technology revenue fees for each territory, on a sliding scale ranging from 3% in 2025 to 10% in 2028. If ASA fails to meet the minimum requirements set forth in the agreement, AdviNOW has the right, upon written notice to ASA, to either (i) terminate this Agreement, or (ii) convert ASA’s appointment to non-exclusive, such that AdviNOW may appoint another party to the protected client during the balance of the term. If ASA meets the minimum requirements overall but fails to meet requirements for an individual country or countries, then AdviNOW, upon written notice to ASA, may terminate this agreement in that country or countries in which ASA has failed to meet the minimum requirements, but this agreement will be in full force and effect in the other countries which have met the minimum requirements.

We completed our acquisition of a majority interest of ASA in July 2023. The initial term of this Agreement is for a period of three years and will automatically renew for successive one year terms, unless notice of termination is provided.

The app is designed to connect people virtually in remote and urban areas where there is limited medical infrastructure and/or limited medical professionals or in areas where high patient volumes are overburdening the existing health system. The system is accessed by patients on their cell phones, tablets, or computers, and allows licensed physicians and other medical personnel to conduct initial check-in, triage, and determine the most appropriate care path, virtually. Additionally, through a set of questions and answers that are dynamically integrated with the system’s proprietary AI component, measurements may be taken with medical devices that connect to a cell phone, tablet or computer (i.e., stethoscope, thermometer, pulse oximeter etc.), bringing the telemedicine virtual appointment to the next level and beyond. The AI assists with Q&A and with the AR to arrive at diagnostic possibilities, testing and treatment options and the next steps for the patient. This can be done in a fully automated fashion where there is no or extremely limited medical access, in a partially automated fully virtual fashion where physical access to a health care provider is not possible, or non-virtually as a means to make existing health care providers more efficient and more accurate in their diagnosis, testing, and treatment.

As of the date of this prospectus we have signed agreement to provide our technology with two hospitals in Tanzania, including (i) Haydom Regional Rural Referral Hospital, also known as Haydom Lutheran Hospital (“HLH”) in Haydom, Tanzania, a 420-bed hospital serving 5.7 million people in North Central Tanzania, which provides for 12,635 inpatient admissions and 103,173 outpatient visits annually; and (ii) The National Hospital of Tanzania, Muhimbili National Hospital, Mloganzila in Dar es Salaam, Tanzania, the largest hospital in East Africa. Muhimbili National Hospital System is the premier tertiary care hospital system (1,500 inpatient beds, 2,000 outpatient visits per day) for all of Tanzania, a country of 64 million people.

The contracts provide for revenues to come from multiple sources including member fees, technology (hospital) fees, prescription fees and virtual consultation fees (as a % of billings by the provider), as well as nationwide National Health System underwriting commitments once the system is fully integrated. While no assurances can be provided, we anticipate generating revenues from these agreements approximately 3-4 months following the closing of this offering. See “Business” and “Use of Proceeds” below.

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Skin Care and Hair Care Products

In July 2023, we acquired a majority interest in the ESN Group, which is comprised of two California-based companies that hold a portfolio of health care and skin care products, including Ceramedx®, a natural ”plant based” therapeutic skin care product and Earth Science Beauty, which offers natural facial skincare products targeted to specific skin types.

Our moisturizing products provide moisturization, anti-aging and antioxidant properties to the skin. Our cleansers use a combination of ingredients that offer mild astringents and cleansing properties. Other active ingredients are included that restore the moisture, oftentimes stripped by cleansers. Our eye makeup remover uses a combination of 6 mild active ingredients that work in unison to clean, reduce redness, provide anti-aging properties, provide anti-inflammatory properties, restore moisture and calm the sensitive skin around the eye and eyelids.

Since its inception, the ESN Group’s business plan has been to utilize science to develop unique differentiated products made from plant-based ingredients. The business mantra remains “products created from the earth and perfected by science”.

We also target 3 different skin types with our products, including dry skin, oily skin and normal skin that has varying degrees of dry patches or oily patches around the face. Our products are also pH balanced and identified on the packaging so the consumer can dial in the offering needed to meet their needs. CERAMEDX is developed around a unique matrix and process which is kept as a trade secret.

Ceramedx was developed to address the needs of sensitive dry skin and clinically diagnosed problems such as Atopic Dermatitis, Eczema and Psoriasis. We are unaware of any other products other than Ceramedx that offers natural ceramide product offering in the market today. Earth Science Naturals offers plant-based skin, body and hair-care solutions. Earth Science Naturals’ leading products include its Olive & Avocado Shampoo and Conditioning Hair Masque.  Earth Science Naturals also offers a uniquely formulated eye make-up remover. We believe that Earth Science was one of the first health and skin care companies to introduce natural facial skincare targeted to specific skin types. These product sectors include normal skin (Essentials Line), oily-combination skin (Purifying Line), and dry skin (Hydrating Line). All 3 sectors are expected to have a new innovation of products coming to market in the next 6 months.

We are also developing a three-product system for hair and scalp, which is expected to be released in the third quarter of 2024. We completed our initial inventory of these products in July 2024.

Medical Equipment and Technology

We own and license the rights to various forms of medical equipment and a portfolio of patents, patents pending and technology licenses. We understand that engineering advancements in non-medical fields often have unrealized applications in medical technology and critical care. We seek to act as a bridge between advanced engineering and medicine.

We do not intend to manufacture the surgical devices that are the subject of the pending patent and the current patent license but intend to license the technology to current manufacturers of these devices.

Risks Associated with Our Business

Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section titled “Risk Factors.” Investors should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:

•	Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

•	We have a limited history of operations, are in the development stage with little or no available capital and anticipate our operating expenses will increase prior to generating revenue, and we may never achieve profitability.

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•	We are an early-stage company with a business model and marketing strategy still being developed and largely untested.

•	We did not begin generating revenues until we completed the ESN Group acquisition in July 2023. We also did not acquire our interest in ASA until July 2023. As a result, our ability to operate these businesses is unproven.

•	We may require additional capital, either debt or equity, to successfully implement our business plan. If we require additional capital it may have a dilutionary effect on the holders of our common stock or we may need to form and issue a new class of preferred stock with significant terms and conditions.

•	Our products and services are new.

Corporate Information

Our principal executive offices are located at 110 Renaissance Circle, Mauldin, SC 29662. Our phone number is (854) 900-2020 and our website address is www.xcelerate.global. Information on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1.255 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

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THE OFFERING

Securities offered by us:	________________ common shares

Public offering price	$______ per share, which is the mid-point of the estimated offering price range described on the cover of this prospectus. The actual offering price will be determined through negotiation between us and the underwriters at the time of pricing of this offering and may be at a discount to the current market price of our common stock.

Over-allotment option	We have granted the underwriters a 45-day option to purchase up to _______ additional shares of common stock solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock shall be equal to the public offering price of one share, less the underwriting discount.

Common stock outstanding before the offering(1)	434,446,072 shares of common stock.

Common stock to be outstanding after the offering(2)	_________________________ shares of common stock. If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be ___________________.

Use of proceeds	We intend to use the net proceeds of this offering for ESN Group product development and marketing programs, expansion of the Afiya project, and general corporate purposes, including working capital. See “Use of Proceeds.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the OTCQB market under the trading symbol “XCRT”. We have applied to have our common stock listed on the Nasdaq Capital Market, or another national exchange, under the symbol “XCRT”. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering.

Reverse stock split	Our board of directors and stockholders have approved an amendment to our Certificate of Incorporation, as amended to affect a reverse stock split of our common stock within a range of one-for-[·] (1-for-[·]) to a maximum of a one-for-[·] (1-for-[·]), and provided authority to our board of directors to fix the specific ratio for the reverse stock split. We intend for our board of directors to affect such reverse stock split in connection with this offering and our intended listing of our common stock on the Nasdaq Capital Market. All information presented in this prospectus other than in our consolidated financial statements and the notes thereto assumes a for-[·] (1-for-[·]) reverse stock split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and, if applicable, corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to such assumed reverse stock split.

Lock-ups	We and our directors and executive officers and principal shareholders will agree with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock for a period of 180 days after the date of this prospectus. See “Underwriting.”

(1)	Based on shares of common stock outstanding on July __, 2024 (after giving effect to an assumed 1-for-[*] reverse stock split) and excludes 120,000 outstanding shares of Series B Preferred Stock.

(2)	Based on assumed public offering price of $____ per share.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to (i) a one-for-[·] (1-for-[·]) reverse stock split, and (ii) no exercise by the underwriters of their option to purchase [·] additional shares of common stock to cover over-allotments, if any.

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Summary Financial Information

The following balance sheet data as of December 31, 2023 and 2022, and selected statement of operations data for the years ended December 31, 2023 and 2022, have been derived from our audited financial statements included elsewhere in this prospectus. The balance sheet data as of March 31, 2024, and the selected statements of operations data for the three months ended March 31, 2024 and 2023, have been derived from our unaudited financial statements included elsewhere in this prospectus. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for a fair statement of the unaudited interim financial statements.

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus. The historical results presented below are not necessarily indicative of the results that may be expected in any future period.

Balance Sheet Data

	March 31, 2024 (Unaudited)	December 31, 2023	December 31, 2022
Assets
Total current assets	$785,255	$851,705	$18,815
Total assets	$1,792,535	$1,918,963	$228,815
Liabilities and Stockholders’ Deficit
Total liabilities	$2,201,608	$2,075,570	$247,199
Total stockholders’ deficit	(409,073)	$(156,607)	$(18,384)
Total liabilities and stockholders’ deficit	$1,792,535	$1,918,163	$228,815

Statement of Operations Data

	For the Three Months Ended		For the Years Ended
	March 31, (Unaudited)		December 31,
	2024	2023	2023	2022
Revenue	$811,391	$–	$1,122,085	$–

Total General & Administrative Expenses	$397,476	$277,467	$2,906,782	$844,609

Interest Expense	–	157,500	277,500	–

Net loss	$(252,466)	$(384,967)	$(2,890,166)	$(844,609)

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RISK FACTORS

The purchase of our common stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The shares offered by us constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on our business and your investment in the shares. An investment in the Company may not be suitable for all recipients of this Prospectus. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this prospectus may contain both historical and forward-looking statements. To the extent that the prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results may differ from our current expectations.

Before investing you should carefully read and carefully consider the following risk factors:

Risks Relating to Our Financial Condition

Our independent accountants have expressed a "going concern" opinion.

We had an accumulated deficit of $(9,830,631) and $(7,079,931) at December 31, 2023 and 2022, respectively. At March 31, 2024, our accumulated deficit was $(10,006,598). While we believe the proceeds from this offering will be sufficient to allow us to implement our business plan with the expectation that we will become profitable, there can be no assurance that this will occur If we are unable to generate profits from operations and we require additional capital to successfully implement our business plan, our inability to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of our operations and upon our financial condition.

Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. We have a minimal operating history and no revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future. There are no assurances that we will generate profits from operations.

We may require additional funding to satisfy our future capital needs, which may not be available.

Other than a $400,000 Regulation A offering that closed in February 2023, our primary source of operating funds has been loans from our Chief Executive Officer, Michael O’Shea, as well as loans from principal shareholders. We have experienced net losses for the last 2 years but if this offering is successful management expects that our current business plan will be implemented successfully. However, there can be no assurances that this will occur.

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We believe that we may require up to $5.0 million in additional capital to fully implement our business plan. We do not know whether additional financing will be available to us on favorable terms or at all. If we cannot raise additional funds we may be required to reduce our capital expenditures, scale back product development programs, reduce our workforce and license to other products or technologies that we may otherwise be able to commercialize. We are currently unable to project when or whether our operations will generate positive cash flows from operations.

We commenced implementation of our current business plan described herein in 2021 and have a limited history of our current operations. We are in the development stage with little or no available capital and anticipate our operating expenses will increase prior to generating additional revenue and we may never achieve profitability.

While we were originally incorporated in 1996, we commenced implementation of our current business plan in May 2020 and did not close the acquisition of our principal assets relating to our current business plan until July 2023.

As we continue implementing our business plan we anticipate increases in our operating expenses without realizing significant revenues from operations. We expect to incur losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that any part of our business plan will prove successful. We cannot provide investors with any assurance that our various businesses will attract customers and investors. If we are unable to address these risks our business could fail.

We may not have the liquidity to support our future operations and capital requirements.

Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted. Unless such cash flow levels are achieved, we may need to borrow additional funds or sell debt or equity securities, or some combination thereof, to provide funding for our operations. Such additional funding may not be available on commercially reasonable terms, or at all. If adequate funds are not available when needed, our financial condition and operating results would be materially and adversely affected and we may not be able to operate our business without significant changes in our operations, or at all.

Risks Relating to our Business and Industry

We are an early-stage company with a business model and marketing strategy still being developed and largely untested.

We commenced our current operations in May 2020 but did not begin generating revenues from operations until July 2023. There is no assurance that a sustainable market for our products and services exists, or that we will be able to develop effective business and market strategies to seize these market opportunities. In turn, this would have a negative impact on our financial condition and share price.

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Our management and organizational structures are still developing and remain susceptible to error and inefficiencies.

As an early-stage company we are still in the process of implementing our organizational structure through the hiring of both senior management and lower-level employees. This process may be susceptible to error which could result in delays and inefficiencies in the pursuit of our commercial strategy or in the implementation of our business model, and/or in cost overruns and the loss of potential customers. Management, technical, scientific, research and marketing personnel with appropriate training may also be scarce resources and thus not easy to hire. Any of these events would have in turn an adverse effect on our business and financial condition.

We need to ensure the confidentiality of privileged personal data shared with us by our customers.

The business model for ASA relies significantly on the premise that our customers would entrust us with access to, and handling of, their private and personal medical data. We need to adopt precautions and procedures to ensure the confidentiality of this information is properly safeguarded. If we fail to do so, and if any of this confidential information were mishandled, abused or leaked, our business reputation would be affected, and we could also be exposed to the risk of legal action. Any of these events would have in turn an adverse effect on our business and financial condition.

If we are unable to keep up with technological developments our business could be negatively affected.

The markets for our virtual healthcare services are expected to be characterized by rapid technological change and be highly competitive with respect to timely innovations. Accordingly, we believe that our ability to succeed in the sale of our services will depend significantly upon the technological quality of our services relative to those of our competitors, and upon our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner. In order to develop such new products and services, we will depend upon our ability to continue to develop and introduce new and enhanced services at competitive prices and in a timely and cost-effective manner. There can be no assurance that we will be able to develop and market our services successfully or respond effectively to the technological changes or new service offerings of our potential competitors. We may not be able to develop the required technologies and services on a cost-effective and timely basis, and any inability to do so could have a material adverse effect on our business, financial condition, and results of operations.

If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.

We depend on information technology systems to conduct business. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of customers. As we upgrade or change systems, we may also experience interruptions in service, loss of data or reduced functionality and other unforeseen material issues which could adversely impact our ability to provide our services and otherwise run our business in a timely manner. In addition, if our new systems fail to provide accurate and increased visibility into pricing and cost structures, it may be difficult to improve or maximize our profit margins. As a result, our results of operations could be adversely affected.

In addition, cyber-attacks or security breaches could compromise confidential, business critical information, cause a disruption in our operations or harm our reputation. Our information technology systems are subject to potential disruptions, including significant network or power outages, cyberattacks, computer viruses, other malicious codes and/or unauthorized access attempts, any of which, if successful, could result in data leaks or otherwise compromise our confidential or proprietary information and disrupt our operations. Despite our efforts to protect sensitive information and comply with and implement data security measures, there can be no assurance that any controls and procedures that we have in place will be sufficient to protect us. Further, as cyber threats are continually evolving, our controls and procedures may become inadequate, and we may be required to devote additional resources to modify or enhance our systems in the future. We may also be required to expend resources to remediate cyber-related incidents or to enhance and strengthen our cyber security. Any such disruptions to our information technology systems, breaches or compromises of data, and/or misappropriation of information could result in violation of privacy and other laws, litigation, fines, negative publicity, lost sales or business delays, any of which could have a material adverse effect on our business, financial condition or results of operations.

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Our officers and directors may be engaged in a range of business activities resulting in conflicts of interest.

We may be subject to various potential conflicts of interest because some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties owed to us. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors. In addition, we may also become involved in other transactions which conflict with the interests of our directors and the officers who may from time-to-time deal with persons, firms, institutions or companies with which we may be dealing, or which may be seeking investments similar to those desired by us. The interests of these persons could conflict with our interests.

In addition, from time to time these persons may be competing with us for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, our directors are required to act honestly, in good faith and in our best interests. See “Management.”

Operating results may fluctuate and may fall below expectations in any fiscal quarter.

Because our business operations in all of our sectors are relatively new or recently acquired, our operating results will be difficult to predict and are expected to fluctuate from quarter to quarter due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and investors should not rely on our past results or on predictions prepared by us to determine future performance. If our revenue or operating results fall in any period, the value of our common stock would likely decline.

Our expansion into new markets may present increased risks due to our unfamiliarity with those areas and our target customers’ unfamiliarity with our brand.

Consumers in our new markets will not be familiar with our brand, and we will need to build brand awareness in those markets through investments in advertising and promotional activity. We may find it more difficult in our markets to secure desirable locations and to hire, motivate and keep qualified employees.

If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future success and ability to implement our business strategy depends, in part, on our ability to attract and retain key personnel, and on the continued contributions of members of our senior management team and key technical personnel, each of whom would be difficult to replace. All of our employees, including our senior management, are free to terminate their employment relationship with us at any time. Competition for highly skilled technical people is extremely intense, and we face challenges identifying, hiring and retaining qualified personnel in many areas of our business. If we fail to retain our senior management and other key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our strategic objectives and our business could suffer.

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Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

Our inability to protect our trademarks, patents and trade secrets may prevent us from successfully marketing our services and competing effectively.

Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, patents, copyrights and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks, patents and trade secrets to be of considerable value and importance to our business and our success. We rely on a combination of trademark, patent, and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, patented processes, trade secrets or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past and could fluctuate in the future. Factors that may contribute to fluctuations include:

•	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;

•	our ability to effectively manage our working capital;

•	our ability to satisfy consumer demands in a timely and cost-effective manner;

•	pricing and availability of labor; and

•	our inability to adjust certain fixed costs and expenses for changes in demand.

If we are unable to manage any future growth effectively, our profitability and liquidity could be adversely affected.

Our ability to achieve our desired growth depends on our execution in functional areas such as management, sales and marketing, and general administration and operations. To manage any future growth, we must continue to improve our distribution, operational and financial processes and systems and expand, train and manage our employee base. If we are unable to manage our growth effectively, our business and results of operations could be adversely affected.

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We may be subject to legal claims against us or claims by us which could have a significant impact on our resulting financial performance.

At any given time we may be subject to litigation, the disposition of which may have an adverse effect upon our business, financial condition, or results of operation. Such claims include but are not limited to and may arise from product liability and related claims in the event that any of the products that we sell is faulty or contain defects in materials or design. We may be subject to patent infringement claims from our products. In addition, we may be subject to claims by our lenders, claims for rent, and claims from our vendors on our accounts payable; and although we have been able to obtain understandings with the foregoing and have informal forbearance agreements from those parties, one or more of them may elect to commence collection proceedings which could result in judgments against us and have a significant negative impact on our operations.

Laws and regulations affecting our industry are constantly changing.

The constant evolution of laws and regulations affecting medical technology and devices, as well as rules and regulations affecting the insurance coverage for certain medical devices and medical equipment could detrimentally affect our operations. Our current business plan does not involve the development of any medical technology or devices in-house. However, violations of these laws by our licensees or manufacturing partners, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Our future growth is largely dependent upon our ability to successfully compete with new and existing competitors by developing or acquiring new products that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing products, evolving industry standards and potential new entrants. For example, a number of new companies with innovative products, which promise significant health benefits are established every year and are competitive with our products. If these companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging trends in our target end-markets; develop, acquire and maintain competitive products; enhance our products by adding innovative features that differentiate us from our competitors; and develop or acquire and bring products to market quickly and cost-effectively. Our ability to develop or acquire new products based on quality research can affect our competitive position and requires the investment of significant resources. These acquisitions and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new research or products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior designs or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products or services. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for product defects or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

Risks Related to our Skin Care and Hair Care Business

The beauty business is highly competitive and if we are unable to compete effectively our results will suffer.

We face vigorous competition from companies throughout the world, including multinational consumer product companies. Some competitors have greater resources than we do, others are newer companies (some backed by private-equity investors), and some are competing in distribution channels where we are less represented. In some cases, we may not be able to respond to changing business and economic conditions as quickly as our competitors. Competition in the beauty business is based on a variety of factors including pricing of products, innovation, perceived value, service to the consumer, promotional activities, advertising, special events, new product introductions, e-commerce and m-commerce initiatives and other activities. It is difficult for us to predict the timing and scale of our competitors’ actions in these areas.

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Our ability to compete also depends on the continued strength of our brands, our ability to attract and retain key talent and other personnel, the efficiency of our manufacturing facilities and distribution network, and our ability to maintain and protect our intellectual property and those other rights used in our business. Our Company has a well-recognized and strong reputation that could be negatively impacted by social media and many other factors. If our reputation is adversely affected, our ability to attract and retain customers, consumers and employees could be impacted. In addition, certain of our key retailers around the world market and sell competing brands or are owned or otherwise affiliated with companies that market and sell competing brands. Our inability to continue to compete effectively could have a material adverse effect on our business.

Our inability to anticipate and respond to market trends and changes in consumer preferences could adversely affect our financial results.

Our continued success depends on our ability to anticipate, gauge and react in a timely and cost-effective manner to changes in consumer preferences for skin care and hair care products, attitudes toward our industry and brands, as well as to where and how consumers shop. We must continually work to develop and market new products, maintain and enhance the recognition of our brands, achieve a favorable mix of products, successfully manage our inventories, and modernize and refine our approach as to how and where we market and sell our products. We recognize that consumer preferences cannot be predicted with certainty and can change rapidly, driven by the use of digital and social media by consumers and the speed by which information and opinions are shared. If we are unable to anticipate and respond to challenges that we may face in the marketplace, trends in the market for our products and changing consumer demands and sentiment, our financial results will suffer.

In certain key markets such as the United States, we have seen a longer-term decline in retail traffic in our department store customers. Consolidation or liquidation in the retail trade, from these or other factors, may result in us becoming increasingly dependent on key retailers and could result in an increased risk related to the concentration of our customers. A severe, adverse impact on the business operations of our customers could have a corresponding material adverse effect on us. If one or more of our largest customers change their strategies (including pricing or promotional activities), enter bankruptcy (or similar proceedings) or if our relationship with any large customer is changed or terminated for any reason, there could be a material adverse effect on our business.

A general economic downturn, or disruption in business conditions may affect our business including consumer purchases of discretionary items and/or the financial strength of our customers that are retailers, which could adversely affect our financial results.

The general level of consumer spending is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, and consumer confidence generally, all of which are beyond our control. Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products. A decline in consumer purchases of discretionary items also tends to impact our customers that are retailers. We generally extend credit to a retailer based on an evaluation of its financial condition, usually without requiring collateral. However, the financial difficulties of a retailer could cause us to curtail or eliminate business with that customer. We may also assume more credit risk relating to the receivables from that retailer. In the event of a retailer liquidation, we may incur additional costs if we choose to purchase the retailer’s inventory of our products to protect brand equity. Our inability to collect receivables from our largest customers or from a group of customers could have a material adverse effect on our business.

In addition, disruptions in local or global business conditions, for example, from events such as a pandemic or other health issues, geo-political or local conflicts, civil unrest, terrorist attacks, adverse weather conditions, climate changes or seismic events, can have a short-term and, sometimes, long-term impact on consumer spending.

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The products offered by the ESN Group are unique and new to the marketplace.

To successfully implement the ESN Group business plan we must, among other things:

•	develop and introduce functional and attractive service products;

•	attract and maintain a large base of consumers;

•	increase awareness of our brands and develop consumer loyalty;

•	establish and maintain strategic relationships with partners and service providers;

•	respond to competitive and technological developments;

•	attract, retain and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Our ESN Group products are new.

We believe the success of our ESN Group of products is dependent upon our ability to market these products to large, national retail outlets. If our current or future products and services do not achieve or sustain market acceptance it could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for some of our products is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our new products will continue to develop or that demand for our products and services will emerge or be sustainable. If these markets fail to develop or expand or, develop more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Our success depends, in part, on the quality, efficacy and safety of our products.

Our success depends, in part, on the quality, efficacy and safety of our products. If our products are found to be defective or unsafe, our product claims are found to be deceptive, or our products otherwise fail to meet our consumers’ expectations, our relationships with customers or consumers could suffer, the appeal of our brands could be diminished, and we could lose sales and become subject to liability or claims, any of which could result in a material adverse effect on our business. In addition, counterfeit versions of some of our products may be sold by third parties, which may pose safety risks, may fail to meet consumers’ expectations, and may have a negative impact on our business.

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We may be held responsible for certain taxes or assessments relating to the activities of our independent representatives, which could harm our financial condition and operating results.

While we maintain our own website which allows customers to purchase directly and our ESN Group products are available through various online retailers such as Amazon, eBay and Walmart, we also utilize independent contractors to facilitate a portion of our marketing and sales activities. Our independent representatives are subject to taxation and, in some instances, legislation or governmental agencies impose an obligation on us to collect taxes, such as value added taxes, and to maintain appropriate tax records. In addition, we are subject to the risk in some jurisdictions of being responsible for social security and similar taxes with respect to our distributors. In the event that local laws and regulations require us to treat our independent contractors as employees, or if our reps are deemed by local regulatory authorities to be our employees, rather than independent contractors, we may be held responsible for social security and related taxes in those jurisdictions, plus any related assessments and penalties, which could harm our financial condition and operating results.

Risks Related to our Virtual Care Business

The virtual care market is immature and volatile, and if it does not continue to develop, if it develops more slowly than we expect, if it encounters negative publicity, or if our solutions do not drive member engagement, the growth of our business will be harmed.

The virtual care market is relatively new and unproven, and it is uncertain whether it will continue to achieve and sustain high levels of demand, consumer acceptance, and market adoption. The COVID-19 pandemic increased utilization of virtual care services, but it is uncertain whether such increase in demand will continue. Our success will depend to a substantial extent on the willingness of our members to use, and to increase the frequency and extent of their utilization of, our solutions, as well as on our ability to continue to demonstrate the value of virtual care to employers, health plans, government agencies, and other purchasers of healthcare for beneficiaries. Negative publicity concerning our solutions, or the virtual care market as a whole, could limit market acceptance of our solutions. If our clients or members do not perceive the benefits of our solutions, or if our solutions do not drive member engagement, then our market may not continue to develop, or it may develop more slowly than we expect. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of virtual care could limit market acceptance of our healthcare services. If any of these events occur, it could have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive industry, and if we are not able to compete effectively, our business, financial condition, and results of operations will be harmed.

The virtual care market is competitive, and we expect it to continue to attract increased competition, which could make it difficult for us to succeed. We currently face competition in the virtual care industry for our solutions from a range of companies, including specialized software and solution providers that offer competitive solutions, often at substantially lower prices, and that are continuing to develop additional products and becoming more sophisticated and effective. Aside from other competing virtual care companies and other industry participants, we also face competition from companies that offer solutions for mental health and management of chronic conditions, and enterprise companies who are focused on or may enter the healthcare industry, including initiatives and partnerships launched by these large companies. In addition, large, well-financed health plans, technology companies and retailers have in some cases developed or acquired their own tools and may provide these solutions to their customers at discounted prices. Competition from these parties will result in continued pricing pressures, which is likely to lead to price declines in certain product segments, which could negatively impact our sales, profitability, and market share. Increased competition has also resulted in elongated sales cycles for certain products, including chronic condition management solutions, which may continue to reduce our growth and could negatively impact our sales, profitability, and market share.

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Some of our competitors may have, or new competitors or alliances may emerge that have, greater name recognition, a larger customer base, longer operating histories, more widely adopted proprietary technologies, greater marketing expertise, larger sales forces, and significantly greater resources than we do. Further, our current or potential competitors may be acquired by third parties with greater available resources. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies, or services to increase the availability of their solutions in the marketplace. Our competitors could also be better positioned to serve certain segments of our markets, which could create additional price pressure. In light of these factors, even if our solutions are more effective than those of our competitors, current or potential Clients or members may accept competitive solutions in lieu of purchasing our solutions. If we are unable to successfully compete, our business, financial condition, and results of operations would be materially adversely affected.

Rapid technological change in our industry and the interoperability with third-party technologies presents us with significant risks and challenges.

The virtual care market is characterized by rapid technological change, changing consumer requirements, short product lifecycles, and evolving industry standards. Our success will depend on our ability to enhance our solutions with next-generation technologies and to develop or to acquire and market new services to access new consumer populations. As our operations grow, we must continuously improve and upgrade our systems and infrastructure while maintaining or improving the reliability and integrity of our infrastructure as the cost of technology increases. Our future success also depends on our ability to adapt our systems and infrastructure to meet rapidly evolving consumer trends and demands while continuing to improve the performance, features, and reliability of our solutions in response to competitive services and offerings. We expect the use of alternative platforms such as tablets and wearables will continue to grow and the emergence of niche competitors who may be able to optimize offerings, services, or strategies for such platforms will require new investment in technology. New developments in other areas, such as cloud computing, have made it easier for competition to enter the markets due to lower up-front technology costs. In addition, we may not be able to maintain our existing systems or replace or introduce new technologies and systems as quickly as we would like or in a cost-effective manner.

There is no guarantee that we will possess the resources, either financial or personnel, for the research, design, and development of new applications or services, or that we will be able to utilize these resources successfully and avoid technological or market obsolescence. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future applications and services becoming uncompetitive or obsolete. If we are unable to enhance our offerings and network capabilities to keep pace with rapid technological and regulatory change, or if new technologies emerge that are able to deliver competitive offerings at lower prices, more efficiently, more conveniently, or more securely than our offerings, our business, financial condition, and results of operations could be adversely affected.

Our success will also depend on the availability of our mobile apps in app stores and in “super-app” environments, and the creation, maintenance, and development of relationships with key participants in related industries, some of which may also be our competitors. In addition, if the accessibility of various apps is limited by government actions, the full functionality of devices may not be available to our members. Moreover, third-party platforms, services, and offerings are constantly evolving, and we may not be able to modify our platform to assure its compatibility with those of third parties. If we lose such interoperability, we experience difficulties or increased costs in integrating our offerings into alternative devices or systems, or manufacturers or operating systems elect not to include our offerings, make changes that degrade the functionality of our offerings, or give preferential treatment to competitive products, the growth of our business, financial condition, and results of operations could be materially adversely affected. This risk may be exacerbated by the frequency with which individuals change or upgrade their devices. In the event individuals choose devices that do not already include or support our platform or do not install our mobile apps when they change or upgrade their devices, our member engagement may be harmed.

Our growth depends in part on the success of our strategic relationships with third parties.

In order to grow our business we anticipate that we will continue to depend on our relationships with third parties, including hospital systems. Our competitors may be effective in providing incentives to third parties to favor their products or services or to prevent or reduce subscriptions to, or utilization of, our products and services. In addition, acquisitions of our partners by our competitors could result in a decrease in the number of our current and potential clients, as our partners may no longer facilitate the adoption of our applications by potential clients. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our business, financial condition, and results of operations may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased client use of our applications or increased revenue.

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Our international operations pose certain political, legal and compliance, operational, regulatory, economic, and other risks to our business that may be different from or more significant than risks associated with our domestic operations, and our exposure to these risks is expected to increase.

Our international business is subject to political, legal and compliance, operational, regulatory, economic, and other risks resulting from differing legal and regulatory requirements, political, social, and economic conditions and unforeseeable developments in a variety of jurisdictions. These risks vary widely by country and include varying regional and geopolitical business conditions and demands, government intervention and censorship, discriminatory regulation, nationalization or expropriation of assets, and pricing constraints. Our international solutions need to meet country-specific Client and member preferences as well as country-specific legal requirements, including those related to licensing, virtual care, privacy, data storage, location, protection, and security. Our ability to conduct virtual care services internationally is subject to the applicable laws governing remote healthcare and the practice of medicine in such location, and the interpretation of these laws is evolving and vary significantly from country to county and are enforced by governmental, judicial, and regulatory authorities with broad discretion. We cannot, however, be certain that our interpretation of such laws and regulations is correct in how we structure our operations, our arrangements with physicians, services agreements, and customer arrangements.

Our international operations will require us to overcome logistical and other challenges based on differing languages, cultures, legal and regulatory schemes, and time zones. Our international operations encounter customs, business practices and client relationships that can be difficult, less flexible than in our domestic operations and expensive to modify or terminate. In some countries we are required to, or choose to, operate with local business partners, which requires us to manage our partner relationships and may reduce our operational flexibility and ability to quickly respond to business challenges.

Our international operations are also subject to particular risks in addition to those faced by our domestic operations, including:

•	the need to localize and adapt our solutions for specific countries, including translation into foreign languages and associated expenses;
•	obtaining regulatory approvals or clearances where required for the sale of our solutions, devices, and services in various countries;
•	potential loss of proprietary information due to misappropriation or laws that may be less protective of our intellectual property rights than U.S. laws or that may not be adequately enforced;
•	requirements of foreign laws and other governmental controls, including compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, healthcare, tax, privacy, and data protection laws and regulations;
•	data privacy laws that require that Client and member data be stored and processed in a designated territory;
•	new and different sources of competition and laws and business practices favoring local competitors;
•	local business and cultural factors that differ from our normal standards and practices, including business practices that we are prohibited from engaging in by the FCPA and other anti-corruption laws and regulations;
•	changes to economic sanctions laws and regulations;
•	adverse tax consequences;
•	fluctuations in currency exchange rates, economic instability, and inflationary conditions, which could make our solutions more expensive or increase our costs of doing business in certain countries;
•	limitations on future growth if we do not invest sufficiently in our international operations;
•	different pricing environments, longer sales cycles, and longer accounts receivable payment cycles and collections issues;
•	political unrest, war, terrorism, economic instability, curtailment of trade, epidemics (including the COVID-19 pandemic), or regional natural disasters, in areas where we intend to offer our products and services;

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We may be forced to litigate to enforce or defend our intellectual property rights or to protect trade secrets.

Any such litigation could be very costly and could distract its management from focusing on operating our business. The existence and/or outcome of any such litigation could harm our business. We also may become subject to litigation which may have a material adverse effect on our reputation, business, results from operations, and financial condition. We may be named as a defendant in a lawsuit or regulatory action. We may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. Any such losses could have a material adverse effect on our business, results of operations, sales, cash flow or financial condition.

Confidentiality provisions contained in agreements with our services providers, customers and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, particularly when we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. In order to protect our proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our directors, consultants, and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

A significant or prolonged economic downturn could have a material adverse effect on our results of operations.

A significant or prolonged economic downturn may adversely affect the disposable income of many consumers and may lower demand for our consumer health and beauty products. Any decline in economic conditions could negatively impact our business. A significant decline in consumer demand, even if only due in part to general economic conditions, could have a material adverse effect on our revenues and profit margins.

The failure of our service providers and suppliers to supply quality services and materials in sufficient quantities, at a favorable price, and in a timely fashion could adversely affect the results of our operations.

Our outside manufacturers buy raw materials for our consumer health and beauty products from a limited number of suppliers. The loss of any of our major suppliers or of any supplier who, through our contract manufacturer, provides us materials that are hard to obtain elsewhere at the same quality could adversely affect our business operations. Although we believe we could establish alternate manufacturers and sources for most of our raw materials, any delay in locating and establishing relationships with other sources could result in shortages of products we manufacture from such raw materials, with a resulting loss of sales and customers. In certain situations we may need to alter our products or with our customer’s consent to substitute different materials from alternative sources.

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A shortage of raw materials or an unexpected interruption of supply could also result in higher prices for those materials. We have experienced increases in various raw material costs, transportation costs and the cost of petroleum-based raw materials and packaging supplies used in our business. We expect these upward pressures to continue. Although we may be able to raise our prices in response to significant increases in the cost of raw materials, we may not be able to raise prices sufficiently or quickly enough to offset the negative effects such cost increases could have on our results of operations or financial condition.

There can be no assurance suppliers will provide the quality raw materials we need in the quantities requested or at a price we are willing to pay. Because we do not control the actual production of these raw materials, we are also subject to delays caused by interruption in production of materials including but not limited to those resulting from conditions outside of our control, such as pandemics, weather, transportation interruptions, strikes, terrorism, natural disasters, and other catastrophic events.

Operating in emerging markets presents inherent challenges and uncertainties.

Emerging markets often possess volatile economic landscapes, regulatory ambiguities, and unpredictable socio-political environments. As we navigate these markets, we may encounter unforeseen challenges, such as currency fluctuations, political instability, and cultural differences in business practices. Such factors can pose risks to our operational continuity and revenue generation. Any failure to adapt effectively to the unique demands of an emerging market can have a detrimental effect on our projected growth and profitability.

Risks Related to this Offering and Ownership of Our Common Stock

An active, liquid trading market for our common stock does not currently exist and may not develop after this offering, and as a result, you may not be able to sell your common stock at or above the public offering price, or at all.

Prior to this offering, shares of our common stock were quoted on the OTC Markets Group, Inc. OTCQB Marketplace under the symbol “XCRT.” Trading on the OTCQB marketplace has been infrequent and in limited volume. Even if we receive approval to list our shares of common stock on Nasdaq in connection with this offering, an active trading market for shares of our common stock may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. The public offering price for our common stock was determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell your common stock at or above the public offering price or at any other price or at the time that you would like to sell. An inactive market may also impair our ability to raise capital by selling our common stock and may impair our ability to expand our business by using our common stock as consideration in an acquisition.

If our shares remain or become subject to the penny stock rules, it will become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Although the shares being offered will not initially be subject to the penny stock rules, if we do not retain a listing on the Nasdaq Capital Market or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

If our common stock is approved for listing on the Nasdaq Capital Market and we subsequently fail to meet any of Nasdaq’s continued listing requirements, our common stock may be delisted. In addition, our Board of Directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the Nasdaq Capital Market may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

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The proposed Reverse Stock Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares of common stock that will be outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their common stock and greater difficulty effecting such sales.

Following the Reverse Stock Split the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Split will result in a common stock price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors.

Our Chief Executive Officer has the ability to significantly influence or control matters requiring a shareholder vote and other shareholders may not have the ability to influence corporate transactions.

Currently, Michael O’Shea, our Chief Executive Officer and a director, as well as our principal shareholder, owns 37.7% of our outstanding voting securities, including owning 120,000 shares of Series B Preferred Shares, which provides for 1,000 votes per share on all matters submitted for shareholder approval. The Series B Preferred Shares will remain issued and outstanding following this offering. Together with our other members of management and principal shareholder, they own 53.3% of our outstanding voting securities. While they will no longer own a majority of our voting securities following this offering, they will continue to assert control over our affairs. As a result, they are expected to continue to have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions. See “Security Ownership of Certain Beneficial Owners and Management.”

Our stock price could be extremely volatile and may decline substantially from the public offering price. As a result, you may not be able to resell your shares at or above the price you paid for them.

There is currently a very limited trading market for our common stock. Even if a trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. Volatility in the market price of our common stock, as well as general economic, market or political conditions, may prevent you from being able to sell your shares at or above the price you paid for your shares and may otherwise negatively affect the liquidity of our common stock. You may experience a decrease, which could be substantial, in the value of your stock, including decreases unrelated to our operating performance or prospects, and you could lose part or all of your investment. The price of our common stock has been, and could continue to be, subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus and others such as:

•	the effect of the COVID-19 pandemic on our business and operations;
•	our ability to generate revenues sufficient to achieve profitability and positive cash flow;
•	competition in our industry and our ability to compete effectively;
•	our ability to attract, recruit, retain and develop key personnel and qualified employees;
•	reliance on significant clients and third-party suppliers;
•	the ability of our principal stockholders to significantly influence or control matters requiring a stockholder vote;
•	our ability to successfully identify and complete acquisitions and effectively integrate those acquisitions into our operations;
•	our indebtedness and potential increases in our indebtedness;
•	our actual or anticipated operating and financial results, including how those results vary from the expectations of management, securities analysts and investors;
•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other industry participants;
•	developments in our business or operations or our industry sectors generally;
•	any future offerings by us of our common stock;

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•

any coordinated trading activities or large derivative positions in our common stock, for example, a “short squeeze” (a short squeeze occurs when a number of investors take a short position in a stock and have to buy the borrowed securities to close out the position at a time that other short sellers of the same security also want to close out their positions, resulting in a surge in stock prices, i.e., demand is greater than supply for the stock sold short);

•	legislative or regulatory changes affecting our industry generally or our business and operations specifically;
•	the operating and stock price performance of companies that investors consider to be comparable to us;
•	announcements of strategic developments, acquisitions, restructurings, dispositions, financings and other material events by us or our competitors;
•	expectations of (or actual) equity dilution, including the actual or expected dilution to various financial measures, including earnings per share, that may be caused by this offering;
•	actions by our current shareholders, including future sales of common shares by existing shareholders, including our directors and executive officers;
•	proposed or final regulatory changes or developments;
•	anticipated or pending regulatory investigations, proceedings, or litigation that may involve or affect us; and
•	the other factors described in “Risk Factors.”

In response to any one or more of these events, the market price of shares of our common stock could decrease significantly. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources and could also require us to make substantial payments to satisfy judgments or to settle litigation.

We may issue additional shares of our common stock or create a new class of securities, including issuance of a new class of preferred stock if we need to raise additional capital.

Any additional equity securities we issue or issuances of debt we may enter into or undertake may have rights, preferences or privileges senior to those of existing holders of common stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates or grant licenses on terms that are not favorable to us.

Because we may issue additional shares of our common stock, investment in our Company could be subject to substantial dilution.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 1,000,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus there were ________________ shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

Florida law, our Articles of Incorporation and our by-laws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors:

Our Articles of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Florida or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Florida law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

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We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our Company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our Company.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Subject to certain exceptions, without the prior written consent of Craft Capital Management LLC, as representative of the underwriters, we, during the period ending 180 days after the date of this prospectus, and our officers and directors and our 5% or greater stockholders, during the period ending 180 days after the date of this prospectus, have agreed not to or are otherwise restricted in their ability to: (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock; (2) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or (3) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of common stock, subject to certain exceptions. Craft, in its sole discretion, may release the common stock and other securities subject to the lock-up provisions described above in whole or in part at any time with or without notice. See “Underwriting.”

The market price of our common stock may decline significantly when the restrictions on resale by our existing stockholders lapse. A decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities.

We do not intend to pay dividends on our common stock in the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock and could significantly affect the value of any investment in our Company.

Our articles of incorporation allow for our board to create additional series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 25 million shares of our preferred stock without further stockholder approval. 120,000 shares of preferred stock are designated Series B Preferred Stock and are outstanding and held by our chief executive officer. Our board of directors could authorize the creation of additional series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, subject to the rules of any securities exchange on which our stock is then listed, our board of directors could authorize the creation of additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

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Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of our Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of our stockholders.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of shares offered in this offering at an assumed public offering price of $____ per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $____ per share. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” However, this election may result in our financial statements not being comparable to other entities that adopt new or revised accounting standards using the public company adoption requirements.

We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this Prospectus, (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

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We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage once we put such coverages in place, which we intend to implement in the near future. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

As a reporting company under the Exchange Act, we expect to be classified as an "emerging growth company," as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act” or “33 Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we expect that we would be a “smaller reporting company.” In the event that we are still considered a “smaller reporting company,” at such time are we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. Should we cease to be an “emerging growth company” but remain a “smaller reporting company”, we would be required to: (1) comply with new or revised US GAAP accounting standards applicable to public companies, (2) comply with new Public Company Accounting Oversight Board requirements applicable to the audits of public companies, and (3) to make additional disclosures with respect to related party transactions, namely Item 404(d).

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors.” Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $___ million (or approximately $___ million if the underwriters exercise in full their over-allotment option), after deducting the estimated underwriting discounts and commissions and estimated offering costs payable by us.

We intend to use up to $2 million of the net proceeds from this offering for our ESN Group, including product development, advertising and promotion of the ESN Group products, creating and maintaining distribution and supply chain channels., inventory expansion and increased marketing, including new programs for dermatologists in parallel to advancing our retail presence. Specifically, the funds generated from this offering will be used for Ceramedx product development, clinical safety testing, derm tested and approved, and efficacy testing as needed, as well as earth science product development and clinical safety testing, derm tested and approved. While no assurances can be provided, we believe that the proceeds derived from this offering that are applied for use with the ESN Group will be sufficient to conclude clinical safety and derm testing of our existing products.

We also intend to use up to $2 million of the net proceeds from this offering to provide additional funding to ASA. We expect this to be in the form of loans to the venture. Terms have not yet been agreed. These funds are expected to be utilized for continued expansion and development of ASA operations, production and installation of kiosks in Africa for development of awareness programs and working capital. While no assurances can be provided, we believe that this initial capital contribution will be sufficient to allow ASA to generate profits from operations. Any additional funds needed for future expansion and enhancement are expected to be met from these profits or additional financing, if available. There are no assurances such additional financing will be available to us.

We do not expect to use any of the proceeds from this offering for IP and patent costs unless an advantageous opportunity relating to the same arises. We also expect to use the balance of the proceeds from this offering for general corporate purposes and working capital, including repayment of debt and accounts receivable.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “XCRT.” We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “XCRT”. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering.

As of July __, 2024, there were approximately 495 holders of record of our common stock.

Equity Compensation Plan Information

We did not have any equity compensation plans as of the date of this prospectus.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate paying any dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. Our payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

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DILUTION

If you purchase in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2024, was negative $(1,416,354), or negative $(0.003260) per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

This amount represents an immediate increase in as adjusted net tangible book value of approximately $____ per share to our existing stockholders, and an immediate dilution of $____ per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates the dilution:

Assumed public offering price per share	$–
Net tangible book value per share as of March 31, 2024	$(0.00)
Increase in net tangible book value per share attributable to this offering	$–
Pro forma as adjusted net tangible book value per share after this offering	$–
Dilution per share to new investors	$–

If the underwriters exercise in full their over-allotment option, our pro forma as adjusted net tangible book value per share after giving effect to this offering would be approximately $________________ or $____ per share, which amount represents an immediate increase in net tangible book value of $____ per share to existing stockholders and dilution to new investors of $____ per share.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of March 31, 2024, on:

•	an actual basis; and

•	on a pro forma as adjusted basis to give effect to the sale by us of ________________ common shares in this offering, at the public offering price of $____ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and after giving effect to our use of approximately $__________ from the net proceeds of this offering for the repayment of debt.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the period ended March 31, 2024, and the related notes thereto, included in this prospectus.

	As of March 31, 2024
	Actual	Pro forma as adjusted
Cash and cash equivalents	$129,801	–
Total liabilities	2,201,609	–
Stockholders’ equity:
Series B Preferred Stock, $0.10 par value: 25,000,000 shares authorized, 120,000 shares issued and outstanding, actual, 120,000 shares issued and outstanding, pro forma as adjusted	12	12
Common Stock, $0.001 par value: 1,000,000,000 shares authorized; 434,446,072 shares issued and outstanding, actual; _______________ shares issued and outstanding, pro forma as adjusted	43,444	–
Additional Paid-in Capital	9,620,691	–
Accumulated deficit	(10,006,598)	–
Total Xcelerate Inc. Stockholders’ Deficit	(342,451)	–
Non-controlling interest	(66,622)	–
Total stockholders’ (deficit)	409,073	–
Total Liabilities and Stockholders’ Deficit	$1,792,535	–

The number of shares to be outstanding immediately after giving effect to this offering as shown above is based on 434,446,072 shares outstanding as of March 31, 2024, and excludes 120,000 outstanding shares of Series B Preferred Stock, which are not convertible into common stock:

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with our financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements. Please see “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

Corporate History

We were incorporated under the laws of the State of Florida on November 26, 1996, under the name Stirus Research & Development, Inc. On November 19, 1998, our name was changed to Mecaserto, Inc. Thereafter, our name was changed to National Business Holdings, Inc. on May 4, 2004, and on May 28, 2004, we entered into a share exchange agreement with Shava, Inc., a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended. On December 27, 2004, National Business Holdings, Inc. acquired Union Dental Corp. and Direct Dental Services, Inc. On May 1, 2005, we Company changed our name to Union Dental Holdings, Inc. On April 22, 2009, we filed a Form 15 with the SEC, terminating our reporting obligations under the Securities Exchange Act of 1934, as amended. On October 1, 2015, Union Dental Holdings, Inc. executed an Assignment for the Benefit of Creditors assigning all of its rights in its assets to a secured creditor. On October 5, 2016, the case was closed.

On January 6, 2020, without the knowledge or consent of the sole officer and director and controlling shareholder, an individual who had no approval or control filed a notice of reinstatement in Florida. On March 3, 2020, the same individual filed a name change to Oilvite, Inc. in an unauthorized attempt to gain control of our Company and otherwise engage in corporate identity theft. On July 13, 2020, we filed Articles of Amendment in Florida changing our name back to “Union Dental Holdings, Inc.” from Oilvite Inc.

Effective as of May 1, 2020, our former sole officer and director resigned as sole officer and director and appointed Michael F. O’Shea to his current positions with us. Also, at this time he transferred all of his ownership in our Company to Michael F. O’Shea.

On October 23, 2020, we filed Articles of Amendment in Florida changing our name to “Xcelerate, Inc.”

Our principal place of business is located at is 110 Renaissance Circle, Mauldin, SC 29662. Our phone number is (854) 900-2020 and our website address is www.xcelerate.global.

Except as disclosed hereinabove, we have not been subject to any bankruptcy, receivership or similar proceeding.

Going Concern

Our financial statements contained in this prospectus have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. We have a minimal operating history and minimal revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future. See “Financial Statements and Notes.”

Results of Operations

Comparison of Results of Operations for the Three Months ended March 31, 2024 and 2023

We successfully closed the acquisition of 51% of both the ESN Group and Afiya in July 2023. Therefore, we did not generate revenues or expenses for these entities during the three months ended March 31, 2023. Revenue of $811,391 was generated out of the operations of the ESN Group during the three months ended March 31, 2024, compared to $-0- during the period ended March 31, 2023.

General and administrative expense was $358,330 during the three months ended March 31, 2024, compared to general and administrative expense of $227,467 during the three months ended March 31, 2023, an increase of $130,863 due to due to the acquisition of the ESN Group and Afiya in July 2023, as well as $157,500 in non-cash stock-based compensation as compensation to a consultant for our receipt of an interest free loan which allowed us to close this acquisition. The total amount paid to the consultant was $315,000, half of which was charged to G&A expense with the remaining half charged to financing costs.

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Interest expense was $-0- during the three months ended March 31, 2024, compared to $157,500 during the same period ended March 31, 2023.

As a result, we incurred a net loss attributable to Xcelerate Inc. of $195,721 during the three months ended March 31, 2024, compared to a net loss attributable to Xcelerate Inc. of $384,967 during the three month period ended March 31, 2023.

Comparison of Results of Operations for the Years Ended December 31, 2023 and 2022

Revenue was $1,122,085 for the year ended December 31, 2023, due to the inclusion of five months of revenue from the ESN Group, compared to $-0- during the year ended December 31, 2022.

General and administrative expenses were $2,832,461 for the three months ended March 31, 2024, compared to $844,609 for the same three month period ended March 31, 2023, an increase of $1,987,852. The primary reason for this material increase was $2,058,100 in non-cash stock-based compensation in 2023, compared to 650,000 in 2022. Because we had no revenues from operations during 2022 and limited revenues during 2023, we relied on stock-based compensation to pay for legal, administrative, board of director fees and for interest free loans made by a shareholder. Once this offering closes it is not anticipated that stock-based compensation will be utilized except as may be needed for yet to be identified acquisitions or other unidentifiable beneficial opportunities that may arise in the future

As of December 31, 2023, we had $851,705 in current assets as a result of our offering pursuant to Regulation A and our acquisition of the ESN Group and ASA.

As a result, we generated a net loss attributable to Xcelerate Inc. during the years ended December 31, 2023 and 2022, of $2,750,700 and $844,609, respectively.

Liquidity and Capital Resources

As of March 31, 2024, we had cash and cash equivalents of $129,801.

As discussed in Note 2 to the consolidated financial statements included in this prospectus for going concern, we have incurred significant continuing losses in 2023 and 2022. Our total accumulated deficits as of March 31, 2024 and December 31, 2023 were $10,006,598 and $9,810,877, respectively. Our ability to continue operating is highly dependent upon continued funding from the debt and/or equity markets. Our historical and ongoing dependence on proceeds from debt and/or equity issuances to fund operating expenses could raise substantial doubt about our ability to continue as a going concern. We believe that this offering, if successfully completed, will fully mitigate the afore expressed doubt about our ability to continue as a going concern. The financial statements included in this prospectus have been prepared assuming that we will continue as a going concern and, accordingly, do not include any adjustments relating to any going concern uncertainty.

Cash flow used in operating activities was $204,727 for the three months ended March 31, 2024, compared to $87,640 incurred during the three months ended March 31, 2023. The increase in cash used in 2024 was primarily attributable to an increase in cash operating losses of $182,500, compared to 2023 levels.

Cash flows used in investing activities was $-0- for the three months ended March 31, 2024, compared to $34,000 for the three month period ended March 31, 2023.

Net cash flows provided by financing activities totaled $96,500 during the three month period ended March 31, 2024, compared to $103,800 during the same period in 2023. The source of this financing in both periods was interest free related party loans.

The recent funding for our operations has been provided by our CEO and certain principal shareholders in the form of interest free demand loans. As of March 31, 2024, these loans amounted to $1,517,293.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the three month period ended March 31, 2024.

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Critical Accounting Policies and Estimates

Critical Accounting Estimates

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. The most significant estimates relate to the calculation of stock-based compensation, accounting for the ASA transaction, accounting for the acquisition of the ESN Group, income taxes and contingencies. We base our estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of our condensed consolidated financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates and could materially impact our consolidated financial statements. There have been no material changes to our accounting estimates since the issuance of our financial statements for the fiscal year ended December 31, 2023.

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have chosen to take advantage of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies provided under the JOBS Act. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Leases

We follow the guidance in ASC 842 “Accounting for Leases,” as amended, which requires us to evaluate the lease agreements we enter into to determine whether they represent operating or capital leases at the inception of the lease. Our Company is not party to any lease agreements. Our CEO provides office space at no cost to us.

Recently Adopted Accounting Standards

We do not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this prospectus there were no off-balance sheet arrangements.

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BUSINESS

Corporate History

Xcelerate, Inc. was incorporated under the laws of the State of Florida on November 26, 1996, under the name Stirus Research & Development, Inc. On November 19, 1998, our name was changed to Mecaserto, Inc. Thereafter, on May 4, 2004, our name was changed to National Business Holdings, Inc. and on May 28, 2004, we entered into a share exchange agreement with Shava, Inc., a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended. On December 27, 2004, we acquired Union Dental Corp. and Direct Dental Services, Inc. On May 1, 2005, we changed our name to Union Dental Holdings, Inc. On April 22, 2009, we filed a Form 15 with the SEC, terminating our reporting obligations under the Securities Exchange Act of 1934, as amended. On October 1, 2015, Union Dental Holdings, Inc. executed an Assignment for the Benefit of Creditors assigning all of its rights in its assets to a secured creditor and on October 5, 2016, just over one year later after the assets had been distributed to the secured creditor, the case was closed.

On January 6, 2020, without the knowledge or consent of our sole officer and director and controlling shareholder, an individual who had no approval or control filed a notice of reinstatement in Florida. Then on March 3, 2020, the same individual filed a name change to Oilvite, Inc. in an unauthorized attempt to gain control of our Company and otherwise engage in corporate identity theft. On July 13, 2020, we filed Articles of Amendment in Florida changing our name back to “Union Dental Holdings, Inc.” from Oilvite Inc.

Effective as of May 1, 2020, the former sole officer and director resigned as sole officer and director and appointed Michael F. O’Shea to hold his positions with us. Also, at this time the former principal transferred all of his ownership in our Company to Michael F. O’Shea.

On July 23, 2020, Mr. Steve Gravely joined our Board of Directors followed by Mr. Jason Householder on August 23, 2020, and Mr. Wilken in May 2022.

On October 23, 2020, we filed Articles of Amendment in Florida changing our name to “Xcelerate, Inc.”

Business Overview and Plan of Operation

In May 2020, Michael O’Shea, our sole officer and a director, was assigned majority control of our voting securities and was appointed to his current positions with us. He began to implement a strategic change in our business plan that initially included two separate but related businesses within the healthcare industry, including (i) development of medical technology and a virtual health platform to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology; and (ii) owning and licensing the rights to various forms of medical equipment. In 2022, we expanded this business plan to include the marketing and sale of over-the counter healthcare products. See “Healthcare Products” below. As of the date of this prospectus we are engaged in three separate but related businesses within the medical, health and wellness sectors, including:

•	formulation, packaging and marketing of consumer health and beauty, clinically tested skin care products;
•	development of AI and virtual health technology to assist patients in developing countries, initially in Africa, to provide for their population to obtain medical care by extending the reach of physicians through the use of that technology; and
•	owning and licensing the rights to various forms of medical equipment and portfolio of patents, patents pending and technology licenses;

To fund these operations, in March 2022 we commenced an offering of our common stock pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. This offering closed in February 2023 after we sold 8,000,000 shares of our common stock at an offering price of $.05 per share for aggregate gross proceeds of $400,000.

Healthcare Products

Effective July 20, 2023, we completed an acquisition of a majority interest in both ESN Group, Inc. (“ESN”) and California Skin Research, Inc., (“CSRI”), (collectively the “ESN Group”) and their portfolio of health care and skin care products, including Ceramedx®, a natural, ”plant based” ingredient therapeutic product and Earth Science Beauty.

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To acquire these interests, we purchased shares directly from ESN, repaid outstanding debt, and purchased shares from current shareholders for aggregate consideration of approximately $463,000. We utilized our available cash, as well as loans from our Chief Executive Officer, to fund these acquisitions. These loans are interest-free and are due upon demand. We issued an aggregate of 3 million shares of our common stock in consideration for these loans.

ESN Group has been in the personal care market since 2002, initially with its Earth Science Naturals brand of products. These plant-based ingredient cosmetics were initially sold through the “natural channel” of stores and chains, including but not limited to Whole Foods Markets, Sprouts Market, New Seasons Market, New Leaf Market, Fresh Thyme Markets, and Natural Grocers/Vitamin Cottage. ESN’s products include skincare, hair care, and body care alternatives.

Since its inception, the ESN Group‘s business plan has been to utilize science to develop unique differentiated products made from plant-based ingredients. We believe that over the past decade there has been a recognition and increased consumer demand for natural plant-based personal care alternative to traditional products currently being offered in retail chains.

Our moisturizing products provide moisturization, anti-aging and antioxidant properties to the skin. Our cleansers use a combination of ingredients that offer mild astringents and cleansing properties. Other active ingredients are included that restore the moisture, oftentimes stripped by cleansers. Our eye makeup remover uses a combination of 6 mild active ingredients that work in unison to clean, reduce redness, provide anti-aging properties, provide anti-inflammatory properties, restore moisture and calm the sensitive skin around the eye and eyelids.

We also target 3 different skin types with our products, including dry skin, oily skin and normal skin that has varying degrees of dry patches or oily patches around the face. Our products are also pH balanced and identified on the packaging so the consumer can dial in the offering needed to meet their needs. CERAMEDX is developed around a unique matrix and process which is kept as a trade secret.

In 2018, ESN Group developed Ceramedx, a unique brand of natural plant-based products/formulations in the therapeutic personal care market space, to complement its beauty brand of Earth Science Naturals and differentiate itself with a unique offering in the natural market. Ceramedx was developed to address the needs of sensitive dry skin and clinically diagnosed problems such as Atopic Dermatitis, Eczema and Psoriasis. The Ceramedx products are built on a unique proprietary technology (Riceramide 3), which incorporates plant-based ceramides and phospholipids, cholesterol, and fatty acids that mimic the skin’s natural moisture barrier. We believe Ceramedx is the first and only natural ceramide product offering in the market today.

ESN Group is also developing a three-product system for hair and scalp, which is expected to be released in the third quarter of 2024.

In the beauty sector, ESN Group’s leading products include its Olive & Avocado Shampoo and Conditioning Hair Masque. ESN Group also offers a uniquely formulated eye make-up remover. We believe that ESN was one of the first health and skin care companies to introduce natural facial skincare targeted to specific skin types. These product sectors include normal skin (Essentials Line), oily-combination skin (Purifying Line), and dry skin (Hydrating Line).

Since its inception, the ESN Group’s business plan has been to utilize science to develop unique differentiated products made from plant-based ingredients. The business mantra remains “products created from the earth and perfected by science”. We believe our products are superior to other competitive products on the market that are utilized for the same purposes. Our belief is based upon the following factors:

•	The market trend is for natural products vs. synthetics will continue to be a major contributor to growth in the health and beauty industry.
•	According to Drug Topics Magazine and Dermatology Times (October 2022), 71% of consumers identify wanting products that address sensitive dry skin.

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•	We believe that new consumers entering the marketplace (Gen Z, and Millennials) will choose a natural alternative to meet their health beauty needs.
•	Products need to have proven science behind them to substantiate their capability.
•	Technically differentiated products will capture consumer and retailer needs if marketed properly.

We believe that Ceramedx is the first natural alternative to CeraVe, Eucerin, and/or Cetaphil, the leading skincare products on the market.

ESN Group brands are offered and sold into the following US & Canadian markets:

•	Direct to Consumer;
•	Online Resellers, including: iHerb, Amazon, Thrive Market, Emerson Ecologics;
•	National Distribution into the Natural and Conventional Grocery: UNFI, KeHE, Threshold, PurityLife ;
•	Direct to Retailers: Schnucks Markets, Wakefern, Hannaford, Albertsons.

Products have proprietary formulas owned by us and manufactured currently by 3 key contract manufacturing partners in Southern California. As our growth strategy evolves, we intend to expand to additional contract manufacturers in the Midwest and Eastern regions in the United States. This should provide faster response to customer demands and reduce overall distribution costs.

Sales and Marketing

To date, ESN has utilized an independent broker network of approximately 350 persons to support its sales and marketing efforts. This network included 3 independent agencies, including Acosta, for the area west of the Mississippi, Maximum Marketing, for east of the Mississippi and Purity Life, who is the National Distributor for Canada and LeBeau EXCEL who is the National Sales Broker company in Canada. We pay a standard broker commission of 5% of net revenue.

While we intend to continue to utilize our independent broker network, we also intend to expand our marketing efforts into direct marketing to retail and certain target markets, including the military, mass retail and mass drug. In August 2023, we signed a strategic marketing agreement with ProductSector, LLC, a brand development company specializing in consumer products with a focus on the health and wellness sector. ProductSector intends to assist in expanding market penetration to its existing mass market, government and pharmacy clients. We have developed a dual marketing plan/strategy that is intended to engage in direct marketing to the dermatologist market.

Afiya Sasa Africa, LLC

In December 2021, we signed a Membership Interest Purchase Agreement to acquire a majority interest in Afiya Sasa Africa, LLC, a Wyoming limited liability company (“ASA”), a start-up medical technology and virtual health company that we believe is uniquely positioned to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology. The day to day operations of ASA are handled by Dr. Dilantha Ellegala and Doyle Word, who are the Managers of ASA and who together have devoted over 30 years of work in Africa.

Dr. Ellegala’s neurosurgical expertise is in complex brain surgery and in Global Health Development. He has immersive experience in Tanzania having lived and worked for 4 of the past 17 years from (2006 to 2023) training healthcare workers. Recognizing an unmet need for medical education in rural areas of Africa, Dr. Ellegala and Mr. Word founded Madaktari Africa in 2008, a nonprofit company dedicated to improving health care around the world by facilitating global medical education efforts. They had training programs in many clinical areas of medicine at the major zonal hospitals in the country and their work was presented at the World Economic Forum (Africa, 2010). Recipients of a $1.5 million grant through the United States Department of Defense, they effected the development of nephrology and dialysis care and cardiac care in Southwestern Tanzania and subsequently their organization led the training of clinicians at what is now the premier Cardiac Institute in the region at the Jakaya Kikwete Cardiac Institute in Dar es Salaam. Additionally, as a young faculty member, Dr. Ellegala was the founding Dean of the Center for Global Health at the Medical University of South Carolina.

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This technology is centered around patented and patent pending software that uses and incorporates artificial intelligence (“AI”) and augmented reality (“AR”) licensed from AdviNOW, an Arizona based medical software company who developed and holds patents for the licensed software. On October 26, 2021, ASA has executed exclusive Reseller Agreement with AdviNOW for 10 initial priority markets across Africa including Tanzania, Kenya, Ethiopia, Uganda, Malawi, Zambia, Ghana, Zimbabwe, Botswana, South Africa and Egypt, representing a total catchment of approximately 1 billion people. ASA has agreed to pay AdviNow a percentage of gross revenue received by ASA, on a sliding scale, beginning at 3% for 2024 and 2025 and increasing and capped at 10% in 2028. If ASA fails to meet the minimum requirements set forth in the agreement, AdviNOW has the right, upon written notice to ASA, to either (i) terminate this Agreement, or (ii) convert ASA’s appointment to non-exclusive, such that AdviNOW may appoint another party to the protected client during the balance of the term. If ASA meets the minimum requirements overall but fails to meet requirements for an individual country or countries, then AdviNOW, upon written notice to ASA, may terminate this agreement in that country or countries in which ASA has failed to meet the minimum requirements, but this agreement will be in full force and effect in the other countries which have met the minimum requirements.

We completed our acquisition of a majority interest of ASA in July 2023. The initial term of this Agreement is for three years and will automatically renew for successive one year terms, unless notice of termination is provided. In the event we do not provide the funding necessary to complete this initial stage of the project the other member can buy out or find someone to buy us out in an amount equal to our total investment in the project as of that date. However, in the event this offering successfully closes, we expect to have all of the funds needed to complete the initial phase of this endeavor. See “Use of Proceeds.”

The app is designed to connect people virtually in remote and urban areas where there is limited medical infrastructure and/or limited medical professionals or in areas where high patient volumes are overburdening the existing health system, with licensed physicians. The system is accessed by patients on their cell phones, tablets, or computers, and allows licensed physicians and other medical personnel to conduct initial check-in, triage, and determine the most appropriate care path, virtually. Additionally, through a set of questions and answers that are dynamically integrated with the system’s proprietary AI component, measurements may be taken with medical devices that connect to a cell phone, tablet or computer (i.e., stethoscope, thermometer, pulse oximeter etc.), bringing the telemedicine virtual appointment to the next level and beyond. The AI assists with Q&A and with the AR to arrive at diagnostic possibilities, testing and treatment options and the next steps for the patient. This can be done in a fully automated fashion where there is no or extremely limited medical access, in a partially automated fully virtual fashion where physical access to a health care provider is not possible, or non-virtually as a means to make existing health care providers more efficient and more accurate in their diagnosis, testing, and treatment.

ASA’s vision is to be the technology platform that allows “leapfrogging” advancement in the delivery of world class healthcare, initially in Africa, the continent with the largest population growth and high smartphone utilization for services, but without the ability to grow healthcare services in the traditional manner.

Our plan has been to initially concentrate on the Tanzania program launch. ASA’s efforts in Tanzania are done through ASA’s wholly owned subsidiary, Afya Sasa Tanzania, Inc. ASA’s efforts in 2022 were devoted to establishing pilot partnerships with hospitals, pharmacies and clinics. During 2024, we are seeking to scale up the program to reach most major cities as well as acquiring government backed contracts for subscribers in rural areas. Our business model projects revenue to come from multiple sources including member fees, technology (hospital) fees, prescription fees, scheduling fees and virtual consultation fees (as a % of billings by the provider) as well as nationwide National Health System underwriting commitments once the system is fully integrated.

To acquire our interest in ASA in July 2023 we paid an aggregate of $320,000 in cash to cover the capital required for the initial phase of development and we have issued an aggregate of 4 million shares of our common stock to ASA. The cash payment has enabled ASA to hire four employees in Tanzania. We have also agreed to facilitate the raising of additional funds, if necessary, once the business concept is established and is deemed viable and revenues from this project are insufficient to continue to develop this opportunity.

In February 2023, ASA signed a Memorandum of Understanding to implement its Artificial Intelligence (AI) based health services at The National Hospital of Tanzania. Later in the same month ASA signed a Memorandum of Understanding to implement its Artificial Intelligence (AI) based health services at Haydom Regional Rural Referral Hospital, also known as Haydom Lutheran Hospital (“HLH”) in Haydom, Tanzania. HLH is a 420-bed hospital serving 900,000 people in its catchment area and 5.7 million people in the greater reference area. It is also one of the leading faith-based hospitals in Tanzania and we expect that it will provide an entry to the other faith-based hospital systems in the region.

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We believe significant advancement of this project was made by ASA between July 2022 through July 2023 toward our goal to provide AI based virtual health services to the majority of patients in Tanzania. As of the date of this prospectus we have signed agreements to provide our technology with two hospitals in Tanzania, including (i) Haydom Regional Rural Referral Hospital, also known as Haydom Lutheran Hospital (“HLH”) in Haydom, Tanzania, a 420-bed hospital serving 5.7 million people in North Central Tanzania, which provides for 12,635 inpatient admissions and 103,173 outpatient visits annually. . It is also one of the leading faith-based hospitals in Tanzania and we expect that it will provide an entry to the other faith-based hospital systems in the region; and (ii) The National Hospital of Tanzania, Muhimbili National Hospital, Mloganzila (“MNH”) in Dar es Salaam, Tanzania, the largest hospital in East Africa. Muhimbili National Hospital System is the premier tertiary care hospital system (1,500 inpatient beds, 2,000 outpatient visits per day) for all of Tanzania, a country of 64 million people.

The contracts provide for revenues to come from multiple sources including member fees, technology (hospital) fees, prescription fees and virtual consultation fees (as a % of billings by the provider), as well as nationwide National Health System underwriting commitments once the system is fully integrated. While no assurances can be provided, we anticipate generating revenues from these agreements approximately 3-4 months following closing of this offering. See “Use of Proceeds”.

Revenue is anticipated to be generated by the payment of a technology fee by the patient at the point of care. We have two parallel and complementary tracks to revenue generation, including:

•	The hospital based business to business path which is well underway with the agreements described above; and
•	The Direct to Consumer (Business to Consumer) deployment of ASA which is intended to drive patients to our partnering hospital systems.

ASA is working towards developing multiple different revenue streams for different services. For each stream, once technology is in place we expect that there will be an initial trial period for testing, followed by a small scale period of limited revenue and then a rapid scale up to meet unmet demand. These streams include:

•	Virtual Consultation: During the first stage of operations, ASA will launch virtual consultation services making use of its patient portal, AI supported Q&A, and doctors confirmation of AI generated orders, diagnosis and treatment.

•	Referral and appointment booking fees: ASA intends to leverage its existing hospital MOUs and launch a fee based VIP appointment booking service for senior doctors and specialists.

•	With expected completed system development later in 2024 and early in 2025, ASA plans to launch digital front door services and realize technical fee revenue, scale up virtual consultation and referral services, initiate membership revenue and realize prescription fee revenue. “Digital front door” refers to all the technology that providers use to connect with patients during their healthcare journey thereby allowing them to leverage IT to scale up services without overloading staff. “Technical fee revenue” is revenue collected from hospitals and or government agencies by Afya Sasa as reimbursement for services provided. Tanzania does not currently have specific regulations for virtual health services or AI/AR services. The Government of Tanzania Ministry of Health has drafted some initial guidelines and all ASA’s planned operations fit within draft guidelines and proposed processes.

The ASA/MNH partnership means all services will initially be launched in partnership with the national Government hospital and MNH will lead engagement with the Ministry of Health in areas where approvals or licensing are required.

We believe that ASA compares favorably with similar programs being implemented by others, with plans for a much wider range of services through potential associations with licensed physicians and clinical technicians, including Digital front door, augmented reality medical measurements, patient data collection, scribing, telemedicine, AI assisted diagnosis and treatment, drug and non-drug treatment, EMR integration, closed loop follow up and criteria based audit, customized for country context and US patient protected AI and AR. A closed loop feedback or follow-up system provides ASA with the structure needed to ensure that all data collected from participants is analyzed and actions taken to resolve any problems.

Once a service is operating successfully in Tanzania and generating revenue, ASA will immediately look to expand offering similar services to neighboring East African countries. ASA currently projects to launch services in Kenya in late 2025, dependent upon meeting the timeline established for Tanzania. but there are no assurances that we will complete the implementation of our program in Tanzania, that such installation will be successful, or that this will be accomplished within the time parameters expressed herein, or that we will successfully reach an acceptable agreement with hospitals in Kenya.

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Medical / Healthcare Intellectual Property

In May 2022, we entered into an agreement to acquire a portfolio of patents, patents pending and technology licenses from HS Pharmaceuticals LLC, a manufacturer and distributer of dermatological products for chronic wounds, burns and drug resistant infections, in consideration for the issuance of 10 million common shares of our common stock, as well as an agreement for both parties to share equally in any future profits that may result from the patents, net of any expense we incur in the development of the patents subsequent to the sale date. The formal assignment of these patents did not occur until September 2023, when the transaction was deemed closed and the relevant shares were issued.

Patents acquired from HS Pharmaceutical, LLC include the following:

U.S. Patents

Registration Number	Registration Date	Expiration Date	Description
9,889,151	02/13/18	10/14/28	Methods of treating specific cancers with a composition releasing orthosilicic acid in vivo
9,333,224	05/10/16	02/04/33	Methods of treating bacterial infection with a composition releasing orthosilicic acid in vivo
10,493,097	12/3/19	02/28/37	Methods of treating specific types of ulcers (wounds) with a composition releasing orthosilicic acid in vivo
16/089,613	Pending	N/A	Composition for bone repair/replacement comprising silicate and bone/bone surrogate
16/670,060	Pending	N/A	novel bone putty compositions and methods of useN

European Patents - Validated in Germany, Spain, France, the United Kingdom, Ireland, Italy:

EP 2211868	05/29/20	05/29/40	Silicate solution for treating melanoma
EP 3305305	06/09/21	06/09/41	Silicate solution for wound healing

Patents Directly Filed by Xcelerate, Inc.

•	U.S. 18/187,352: Surgical Tool with targeting guidance. Published 12 October 2023, Pending
•	U.S. 18/189,441: Surgical Device for use with surgical tool. Published 12 October 2023, Pending

Patent License from Consulting Group of Jocassee, Inc.

In September 2020 we entered into a license agreement with Consulting Group of Jocassee, Inc. whereby we acquired the worldwide rights to use US Patent #10,718,586, Enhanced metal matrix composite weapon barrels, which was granted May 28, 2019, which we intend to use for the development of medical devices. We issued 5 million shares of our common stock in consideration for the license. In addition, we agreed to pay a royalty equal to 5% of the gross revenue derived by us from the sale of products we develop using the patent and intellectual rights associated with the License. As of the date of this prospectus we have not generated any revenues from these rights, nor have we paid any royalties. The agreement is not exclusive and there are no termination provisions included in the agreement.

As stated herein, we do not currently intend to utilize any of the proceeds from this offering to develop any of these patents. We may utilize funds derived from revenue to develop new products using these patents, if any, or may enter into agreements with third parties interested in developing one or more of our patents if agreeable terms can be reached. However, we intend to devote most, if not all of our available resources to ASA and the ESN Group.

Health / Skin Care Products

In August 2022, we announced that we had begun an initiative to identify marketing/manufacturing partners to assist in the development of over-the-counter healthcare products based on our existing patent portfolio. We conducted meetings with several research universities to explore the possibility of creating joint research programs relating to the IP but these meetings failed to result in any definitive agreements. No additional efforts in this regard have been successful. Our priorities following this offering are expected to emphasize the development of the business of the ESN Group and ASA.

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MedTech Development

We have assembled an internationally recognized team of transnational clinicians, engineers and business leaders as consultants and advisors to identify, acquire, and develop engineering advancements, intellectual property and operating businesses in, or with applications in medical technology and clinical care based on a need/gap identified by our management in the market. These individuals include Dr. Dilan Ellegala, Dr. Anja Glisovic and Dr. Barry Marshall, Nobel Lauriat. Our business strategy is to acquire innovation at the engineering/patent level, marry it with appropriate early-stage operational med tech companies and apply it in a controlled clinical care setting which fosters engineering/clinical / business advancements under one umbrella.

We began implementing this current business plan by acquiring the world-wide exclusive rights to a metal alloy technology for use in medical applications or devices where heat of the device causes problems with its performance. The alloy was originally developed as a solution to the distortion effects rifle barrels exhibit when they overheat. Consistent, continuous use causes the barrel of a firearm to overheat and become distorted. This causes a loss of accuracy with heavy use. This is an even larger issue with sniper rifles, where accuracy is paramount and even the smallest distortion of the barrel will negatively affect its accuracy.

In September 2020, we entered into an exclusive world-wide license agreement with Consulting Group of Jocassee, Inc., Pickens, South Carolina, for use of the technology in the medical field, which includes US Patent #10,718586 and any continuations, divisonals and any additional patent applications, patents, continuations and divisonals that are based on the metal matrix as used in the initial patent, except for use in medical applications. Mr. Steve Gravely was a member of our Board of Directors and Dr. Anja Glisovic currently serves as our Acting Chief Science Officer. See “Management” and “Transactions with Related Persons”, below.

The License provides for a 5% royalty to be paid to us on all gross revenue generated from the sale of products developed by the licensee using the patent and intellectual rights associated with the License. In consideration for the License we issued 5 million shares of our common stock and agreed to pay a royalty equal to 5% of the gross revenue we derived from the sale of products developed pursuant to this License. To date, we have not generated any revenues from this situation and no royalties have been paid. We do not expect to generate any material revenue from this endeavor.

We do not intend to manufacture the surgical devices that are the subject of the pending patent and the current patent license but intend to license the technology to current manufacturers of these devices. We intend to identify potential licensees and approach them with a license proposal based on a flat fee plus an ongoing royalty and minimum sale requirements. By keeping this process in-house we believe we can control and limit what manufacturer is licensed based on the specific instrument they manufacture and also provide in-house technical expertise to assist in integrating our technology into their existing product line.

On March 24, 2022, we obtained patent pending status for our first in-house invention “Surgical Tools with Targeting Guidance,” filed under application number 63/323,112. Being the first in a series of patents and innovations which we expect will be filed over the following months, it improves handling and precision of surgical tools by aiding the surgeon in observing the surgical site, adjust tool alignment and target acquisition. By integrating target marker projection in the tool and utilizing camera miniaturization it is now feasible to give the surgeon a 1st-person ”tool view“ of the surgical site as well as distance information between tool and the intended point of surgery in real time. This will allow procedures to both progress faster as well as with better accuracy. Improvements are expected to benefit patients and surgeons alike.

In March 2023, we filed two utility patent applications under application numbers 18/187,352 and 18/189,441. Additionally, they were filed as PCT applications under PCT/US2023/015755 and PCT/US2023/016194. Both applications are claiming priority to our patent application “Surgical Tools with Targeting Guidance”, filed under application number 63/323,112 in March 2022. We are currently developing three different InTool product lines: InTool Responder, InTool Clinic and InTool Infirmary. InTool Responder is geared towards emergency responders, including civilian and military paramedics. Accordingly, their InTool products will be disposable and come with a rugged, reusable display and a lot of inbuilt auto-adjustment features to optimize contrast and illumination. They will also conform with NATO standardizations as well as with US regulations. InTool Clinic has a different focus. It is aimed to use these applications in hospitals and operating theatres. Products from this line will allow additional features to be adjusted by the surgeon and graphical postprocessing. For example, there will be access to the Color Rendering Index (CRI), which is especially crucial in the red color palette to identify and distinguish blood vessels. Finally, there will be the InTool Infirmary line. No one wants to throw away the stock of surgical tools at hand but at the same time wants the newest tools to provide the best possible care to patients. We have recognized this fact and addressed this with the InTool Infirmary product line, which will allow to retrofit existing surgical tools with the mentioned functionalities.

Growth by Acquisitions

As discussed above, our management is always aware of other related companies and how they may positively impact our business. We intend to continue to explore and if we believe that it is in our best interests, engage in what we believe to be synergistic acquisitions or joint ventures with unrelated companies that we believe will enhance our business plan. If we are successful in our attempts to acquire synergistic companies utilizing our securities as part or all of the consideration to be paid, our current shareholders will incur dilution. There are no assurances we will be able to consummate additional acquisitions using our securities as consideration, or at all.

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There are numerous things that will need to occur in order to allow us to implement this aspect of our business plan and there are no assurances that any of these developments will occur, or if they do occur, that we will be successful in fully implementing our plan. If we are successful, the acquisition of related, complimentary businesses is expected to increase revenues and profits by providing a broader range of services in vertical markets which are consolidated under one parent, thus reducing overhead costs by streamlining operations and eliminating duplicitous efforts and costs. There are no assurances that we will increase profitability if we are successful in acquiring other synergistic companies.

Management will seek out and evaluate related, complimentary businesses for acquisition. The integrity and reputation of any potential acquisition candidate will first be thoroughly reviewed to ensure it meets with management’s standards. Once targeted as a potential acquisition candidate, we will enter into negotiations with the potential candidate and commence due diligence evaluation of each business, including its financial statements, cash flow, debt, location and other material aspects of the candidate’s business.

In implementing a structure for a particular acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business.

Seasonality

None of our business segments are subject to any seasonality.

Legal proceedings

As of the date of this prospectus we are not involved in any litigation and management is unaware of any threatened action.

Facilities

Our current address is 110 Renaissance Circle, Mauldin, SC 29662, which is provided to us on a rent-free basis by a company owned by our CEO. This space consists of 200 square feet of executive offices. It is anticipated that this location will meet our needs for the foreseeable future.

The ESN Group leases 8,200 sq feet, including 5,500 sq. ft of warehouse space and 2,700 sq feet of executive office space located at 6383-B Rose Lane, Carpinteria, CA pursuant to a written lease that expires in Marh 2024. Monthly rent is $7,392. While we believe this space will be sufficient for the immediate future, we expect to outgrow this space following the closing of this Offering. We are currently examining our various alternatives and options.

ASA’s principal place of business is located at Plot 1826/26 Chole Road, Masaka Dar es Salaam, Tanzania, which consists of 10 s/m of office space. A majority of their required space will be provided by the applicable hospitals. ASA also has various offices in Arizona. We are not responsible for any of these lease costs.

Employees

As of the date of this prospectus we have three employees and the ESN Group employs 7 persons. In addition to its 2 person management team, ASA has 2 full time employees, plus three part time employees. None of ASA’s employees are considered our employees. None of these employees are members of any union. The relationship with these employees is good.

Competition

The healthcare product business is highly competitive. This market segment includes numerous manufacturers, marketers, and retailers that actively compete for the business of consumers both in the United States and Canada, the principal markets for the ESN Group. Most of our competitors, such as Proctor and Gamble, Johnson and Johnson, Loreal and others, are large companies with substantially greater financial, technical and human resources than we have. The market is also highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. Sales of similar products by competitors may materially and adversely affect our business, financial condition and results of operations.

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Relevant to ASA, we believe there are other companies pursuing similar concepts but as of the date of this prospectus, we do not believe that any one group has established itself as the leader in this endeavor. We believe competitors include are Babylon (Rwanda only), Agha Khan Pigia Daktar (an app that only supports scribing), iPath plus which only supports Scribing and EMR integration), Lyft Plus (Digital Front Door and Scribing) and Ada Health. Ada Health has a digital front door and scribing and is pursuing a research trials approach.

We believe ASA compares favorably to its competitors due to Dr. Ellegala and Mr. Word’s considerable history and involvement in healthcare in the region, as well as its plans to provide a much wider range of services including digital front door, augmented reality medical measurements, patient data collection, scribing, telemedicine, AI assisted diagnosis and treatment, drug and non-drug treatment, EMR integration, closed loop follow up and criteria based audit, customized for country context and US patient protected AI and AR. Criteria Based Audits represent the standards expected to be met by an audited organization. Audit criteria are a key contributor to an audit's strength and potential impact. Audit procedures focus on determining whether criteria are met or not met. However, there can be no assurances that ASA will establish any competitive advantage or that its proposed plan of operations will be successful.

As we described above, we have filed patent application “Surgical Tools with Targeting Guidance”, wherein we intend to license these rights to a manufacturer of medical devices. There are numerous other companies throughout the world that are engaged in the business of developing and manufacturing new medical devices, most of whom are larger, more experienced and have significantly greater financial resources than we currently have available.

Government Regulations

None of our businesses or proposed business requires any material compliance with governmental regulations. The FDA regulates cosmetic labeling under the authority of the FD&C and FPLA. This is in place to assure the consumer that the products used are not harmful or irritating to them, and that proper use should provide the benefits outlined on the label. The FDA does not pre-approve cosmetic products or ingredients, with the exception of color additives. The products offered by the ESN Group do not have any color additives. However, brands and manufacturers of cosmetic products are responsible for marketing safe, properly labeled products, which triggers the use of FDA certified clinical safety testing and product study labs.  In such labs products are tested for safe use and detailed product ingredient lists are provided to assure no prohibited ingredients are being used in the finished product. The ingredient lists provided are provided by the formulator - 3rd party and/or the cGMP manufacturing organization. Scientific methodology and human subjects are used to test the cosmetic products.  In all cases the subjects are monitored routinely by MD's and Dermatologists with product results noted during the testing protocol, which typically last 28 days.

Ingredients which are prohibited or restricted by the FDA include the following: Bithional, Chlorofluorocarbon Propellants, Chloroform, Halogenated Salicylanilides, Hexachlorophene, Mercury Compounds, Methylene Chloride, Prohibited Cattle Materials, Vinyl Chloride and Zirconium-containing Complexes.

Current law in the US does not require cosmetic products and ingredients, other than color additives, to have FDA approval before they go on the market, but there are laws and regulations that apply to cosmetics on the market in interstate commerce. The two most important laws pertaining to cosmetics marketed in the United States are the Federal Food, Drug, and Cosmetic Act (FD&C Act) and the Fair Packaging and Labeling Act (FPLA). The FDA regulates cosmetics under the authority of these laws.

The FDA has historically regulated OTC products which offer SPF Facial Lotion. The FDA is also taking a more active role in product labeling substantiation. Compliance with these regulations is a shared responsibility between us and our manufacturing labs. We engage in extensive testing at certified labs to assist in identifying and supporting the label claims made for our products. Our products go through extensive internal and external review before going to market with products and their supporting marketing materials.

We are committed to meeting or exceeding the standards set by the FDA and the FTC and we believe we are currently operating within both the FDA and FTC regulations.

We are unaware of any established governmental regulations applicable to our proposed operations in Africa. Tanzania does not currently have specific regulations for virtual health services or AI/AR services. The Government of Tanzania Ministry of Health has drafted some initial guidelines and all ASA’s planned operations fit within draft guidelines and proposed processes. The ASA/MNH partnership means all services will initially be launched in partnership with the national Government hospital and MNH will lead engagement with the Ministry of Health in areas where approvals or licensing are required in the future. While no assurances can be provided, we are confident we will be able to comply with all new government regulations in Tanzania, if adopted.

Lastly, we do not have any current intention of obtaining government approval of our patents, including the surgical drill. Rather, we intend to license our patent rights to existing manufacturers who will be responsible for obtaining all necessary governmental approvals for the products they market.

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MANAGEMENT

Directors and Executive Officers

The following table and biographical summaries set forth information, including principal occupation and business experience about our directors, director nominees and executive officers:

Name	Position	Age	Director or Officer Since
Michael F. O’Shea	Chief Executive Officer, Director	73	2020
Jason Householder	Director	40	2020
Steve Gravely	Director	72	2020
Jon Wilken	Director	73	2022
Dr. Anja Glisovic	Interim Chief Science Officer	45	2020

Michael F. O’Shea-CEO, President, Director, & Chairman. Mr. O’Shea was appointed as our Chief Executive Officer and as a director in May 2020. He is a forensic accountant and a licensed private investigator. Since 1999, Mr. O’Shea has been the Director of Forensic Research Group, Inc. and has been responsible for implementing and supervising its forensic accounting, financial investigation, and corporate due diligence programs. He has worked closely with such agencies as the Federal Deposit Insurance Corporation, Resolution Trust Corporation, FBI, Office of the Controller of the Currency, US Secret Service and ATF. He has been admitted, on numerous occasions, as an expert witness in forensic accounting in both Federal and State court as well as foreign jurisdictions. He has on several occasions been appointed as a Receiver by the State Court in South Carolina and Florida. From 1985-1998 he served as Director of Investigations for Investigative Research Group, Inc., a firm that specialized in corporate due diligence, asset searches, bankruptcy review, and loan recovery. He has been devoting a majority of his time to our affairs and expects to devote a significant amount of his time to our business following this offering.

Steve Gravely-Director. Steve Gravely was appointed as a director in July 2020. Since 2003 he has been President of the Consulting Group of Jocassee, Inc. He has been responsible for the start-up of 25 manufacturing plants around the world and over 300 new product introductions for large corporations such as Michelin, AT&T, NCR, Fluor/Maruti (India), and Fluor/General Motors. Mr. Gravely’s other prior business experience includes holding the positions of the R&D Computer Systems Integration Manager for NCR in the testing and design development of new PC's and the Director of Operations for AT&T’s Global Information Solutions (NCR) for both North American and South America, where he was responsible for the operation of manufacturing facilities in Brazil, California, and South Carolina. He graduated from Clemson University with a BS in Industrial Engineering in 1973. He devotes only such time as necessary to our affairs.

Jason Householder–Director. Jason Householder was appointed as a director in December 2020. In May 2018, he co-founded and has been CEO of Charlotte based LenDRgroup Consulting, a company providing financing to dentists, physicians, and veterinarians in South Carolina. In addition, since 20__ he has been the Manager of House Holdings LLC,, Charlotte, SC, a business consulting firm. He has over 15 years’ experience in the healthcare and banking sectors and specializes in assisting medical, dental, and veterinary practices to devise strategies that to run their businesses effectively and achieve peak performance.. He devotes only such time as necessary to our affairs.

Jon Wilken – Director. Mr. Wilken was appointed as a director in May 2022. In addition to his position as a director of our Company, since 2008 he has been President and CEO of HS Pharmaceuticals, a company engaged in oncology research and the development of human and animal health care and medical products, as well as cosmetics and beauty products. Prior to founding HS Pharmaceuticals, Mr. Wilken was President and CEO of BILO Inc., a supermarket chain which at the time of his employment was wholly owned by Ahold NV of The Netherlands. During his tenure the company employed approximately 26,000 people and operated over 400 retail supermarkets and convenience stores in four Southeastern States with annual sales of approximately $4 Billion.

Dr. Anja Glisovic-Rösch (née Glisovic)-Interim Chief Science Officer. Dr. Glisovic-Rösch was appointed as our Chief Science Officer in September 2020. Since 2008, she has been R&D Project Leader for the Fraunhofer Institute, one of the world’s leading applied research organizations. She holds numerous patents in the fields of medical devices, chemical engineering, and small arms and munitions. Dr. Glisovic received her PhD in X-Ray and Material Physics from Germany’s Georg-August Universität in 2007. She devotes only such time as necessary to our affairs.

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Director Nominees. Upon effectiveness of this offering the following persons have agreed to being appointed as directors of our Company. Except for Mr. O’Shea, who will remain in his current positions, the current directors have agreed to resign.

Katherine Beebe DeVarney, Ph.D, will be appointed as a director of our Company on the effective date of this prospectus. Since 2007 Dr. DeVarney has been employed by Titan Pharmaceuticals Inc. (NASDAQ: TTNP), a US pharmaceutical company. She originally joined Titan in February 2007 and currently serves as its President and Chief Operating Officer. She has been a member of the Titan Board since December 2019 and is also on the Board of BioCorRx Pharmaceuticals. During her 17 years with Titan, she served in various senior executive, scientific and medical research and development capacities, with primary responsibility for oversight of product research and development, Regulatory Affairs, and Medical Affairs. Dr. DeVarney has 28 years of experience as a Neuroscientist in the pharmaceutical industry, including positions of increasing responsibility with SmithKline Beecham, GlaxoSmithKline, Merck, and Corcept Therapeutics. Prior to her pharmaceutical career, Dr. DeVarney was a hospital-based clinician and worked in academic medicine for 10 years. She received her Ph.D. in Clinical Neuropsychology from George Mason University and completed a two-year post-doctoral fellowship at Graduate Hospital and the University of Pennsylvania. Based on Dr. DeVarney’s extensive knowledge of the medical, research, and regulatory requirements of product development programs, our Board believes that Dr. DeVarney has the appropriate set of skills to serve as member of the Board.

Jervis Hough, will be appointed as a director of our Company on the effective date of this prospectus. Mr. Hough has been a brokerage professional with over twenty (20) years of proven analytical, interpretive, and communication skills in the securities industry. Since 2018 he has been employed as the Chief Compliance Officer/Chief Operating Officer/Senior Vice President of Blaylock Van, LLC, Atlanta, GA and New York.  He has also been employed as a compliance examiner at FINRA, District 7, Atlanta, GA.  Mr. Hough holds numerous securities licenses, including Series 7, 24, 53, 63, 79 and 99.  He is a Certified Securities Compliance Professional® (National Society of Compliance Professionals) and a past associate member of the Association of Certified Fraud Examiners. Mr. Hough received an MS degree in Applied Economics from Clemson University in 2000 and a BS degree in Economics from Clemson University, John E. Walker School of Economics in 1997. Mr. Hough currently serves on the Board of Directors and Chair of the Audit Committee of Progressive Care Inc. (OTC:RXMD) and has been a Board member since August 2017. Based on Mr. Hough’s extensive experience in the securities industry and general business knowledge our Board believes that he has the appropriate set of skills to serve as member of the Board.

David Natan will be appointed as a director of our Company on the effective date of this prospectus. He will also assume the position as Chairperson of our Audit Committee of the Board. He currently serves as CEO of Natan & Associates, LLC, a consulting firm offering CFO services to public and private companies since 2007. From February 2010 to May 2020, Mr. Natan served as CEO of ForceField Energy, Inc. (OTCMKTS: FNRG), a company focused on LED lighting products. From February 2002 to November 2007, Mr. Natan served as CFO of PharmaNet Development Group, Inc., a drug development company, and, from June 1995 to February 2002, as CFO and VP of Global Technovations, Inc., a manufacturer and marketer of speaker components. Prior to that, Mr. Natan served in various roles with Deloitte & Touche LLP. From April 2020 through June 2023, Mr. Natan was Executive Vice President and Chief Financial Officer for Airborne Motorworks, Inc., Spokane, WA, a privately-held aerospace transportation company. Mr. Natan currently serves as a member of the Board of Directors and Chair of the Audit Committee of NetBrands, Inc. (OTC: NBND), a distributor of snack products, since February 2021; and Sunshine Biopharma Inc., (NASDAQ: SBFM), a Canadian pharmaceutical company. Additionally, in November 2023, Mr. Natan was appointed to the board of Directors and Audit Committee Chair of Minim Inc. (NASDAQ: MINM). Mr. Natan also has served as Audit Chair of Opgen Inc. a biotech company (Nasdaq :GPGN) since March 2024. Mr. Natan holds a B.A. in Economics from Boston University. Mr. Natan’s experience as a business executive and as a director and chairperson of audit committees for public companies qualifies him to serve on our board of directors.

Doyle B. Word will be appointed a director of our Company on the effective date of this prospectus. Since December 2021, he has been a co-manager of one of our current subsidiaries, Afyi Sasa Africa LLC. In addition, beginning in 2008 he began working with Madaktari Africa LLC, a non-profit corporation that partnered with major universities to teach neurosurgery and other medical procedures in Tanzania, where he was a member of the Board of Directors from December 2019 to the present, Chief Executive Officer from 2008 to 2014 and Director of Finance from January 2020 to the present.  He graduated from Auburn University with a Bachelor of Science degree in Industrial Engineering.  Based on Mr. Word’s extensive experience and knowledge of expanding medical treatment in Africa, our Board believes that he has the appropriate set of skills to serve as member of the Board.

Board of Directors

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

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Term of Office

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.

Director Independence

Messrs. Natan and Jarvis and Ms. DeVarney are independent as defined under Nasdaq Marketplace Rules.

Committees of our Board of Directors

We have established an audit committee, a compensation committee, and a corporate governance and nominating committee of our board of directors. Each committee is comprised of each of our independent directors.

No Family Relationships

There is no family relationship between any director and executive officer or among any directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer. Our Code of Ethics is available on our website at www.xcelerate.com.

Executive Compensation Agreements

As of the date of this prospectus we have not executed an employment agreement with any of our Officers, Directors or advisors but expect to do so with Mr. O’Shea following the closing of this offering.

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Summary Compensation Table

To date we have not paid or accrued any salaries to our officers or directors. Upon successful closing of this offering, our Board of Directors may consider paying management salaries consistent with our financial condition.

Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

As of the date of this prospectus, we have not adopted any long-term incentive plan that provides compensation intended to serve as incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of our directors and officers to the maximum extent permitted Florida law. Our Bylaws state that we shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of our Company or such director or officer is or was serving at our request as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. We also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

We may also enter into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Legal Proceedings

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Executive Compensation

None of our officers or directors have received any salary prior to this Offering. In April 2021, we issued each of our former directors 11 million shares of our common stock as their sole compensation for their service. At that time we also issued 5 million common shares to our Chief Science Officer.

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TRANSACTIONS WITH RELATED PERSONS

Except as described below, since May 2020, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2023 and 2022, and any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Since May 2020, the funding for our operations has been provided by Michael O’Shea, our CEO, and from shareholders in the form of interest free demand loans. As of March 31, 2024, the balance of these related party loans was $1,517,293, comprised of $1,050,000 due to the shareholders and $467,293 due to Mr. O’Shea.

In February 2021, the Company and Mr. O’Shea mutually agreed to redeem all of our issued and outstanding Series A Preferred Shares back to us. Also in February 2021, our Board of Directors authorized the creation of Series B Preferred Shares and issued an aggregate of 120,000 of these Series B Preferred Shares to Mr. O’Shea in consideration for his agreement to redeem the Series A Preferred Shares. Each Share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to our shareholders. They are not convertible into shares of our common stock.

In September 2020, we entered into an exclusive world-wide license agreement with Consulting Group of Jocassee, Inc., Pickens, South Carolina, for use of the technology in the medical field, which includes US Patent #10,718586 and any continuations, divisonals and any additional patent applications, patents, continuations and divisonals that are based on the metal matrix as used in the initial patent, except for use in medical applications. The License provides for a 5% royalty to be paid to us on all gross revenue generated from the sale of products developed by the licensee using the patent and intellectual rights associated with the License. Steve Gravely, one of our former directors at the time of this license agreement, is President of the licensee. To date, we have not received any license payments. This patent license forms the basis of the patents being developed in-house and, as such, we do not anticipate and direct revenues until the remaining patents are developed.

In April 2021, we issued 11 million shares of our common stock to each of our former directors in consideration for their assignment to us of our current patent rights, as well as their agreement to hold their positions with us and 5,000,000 shares to our Interim Chief Science Officer.

Our principal place of business is provided to us by a company owned and controlled by Mr. O’Shea, rent free.

During the last two full fiscal years and the current fiscal year, there are no other transactions or proposed transactions involving us and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for its last three fiscal years.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this prospectus with respect to the beneficial ownership of the outstanding common stock and Series B Preferred Stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The table lists applicable percentage ownership based on 432,446,072 shares of common stock and 120,000 shares of Series B Preferred Stock outstanding as of the date of this prospectus. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The address of each of the persons below is 110 Renaissance Circle, Mauldin, SC 29662, unless otherwise indicated.

Name	Class	Shares Beneficially Owned
		Number		Percent of Voting Securities Prior to Offering	Percent of Voting Securities After Offering
Michael F. O’Shea(1)(2)	Common	88,455,780	(3)	20.5%	–
	Series B Preferred(2)	120,000		21.5%

Steven Gravely(1)	Common	15,000,000		2.7%

Jason Householder(1)	Common	15,000,000		2.7%

Jon Wilken(1)	Common	1,000,000		*

Dr. Anja Glisovic-Rösch(1)	Common	5,000,000		*

Clifford R. Theisen 826 Old Airport Rd #326 Greenville SC 29607	Common	55,500,000		10.0%

All Directors and Officers as a Group (5 persons)	Common	124,455,780		28.8%
	Series B Preferred	120,000		43.3%

____________________

*	Less than 1%
(1) (2)	Officer and/or director of our Company. Mr. O’Shea owns all 120,000 outstanding shares of our Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to 1,000 votes.
(3)	Includes 24,062,500 shares owned by a private company owned by Mr. O’Shea’s wife, and 5 million shares owned directly by his wife.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value of $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. 120,000 shares of our preferred stock are designated as Series B Preferred Stock.

As of the date of this prospectus there were ____________________ shares of our common stock and 120,000 shares of our Series B Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of our stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of our stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our Chief Executive Officer, through their ownership of Series B Preferred Stock and common stock, currently holds the majority of the voting power of our stockholders. See “Security Ownership of Certain Beneficial Ownership and Management.”

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to our common stock.

Series B Preferred Stock

120,000 shares of our authorized preferred stock have been designated Series B Preferred Stock and are outstanding and held by our chief executive officer, Michael O’Shea. The Series B Preferred Stock votes together with the common stock on all matters submitted to a vote of our stockholders. Each share of Series B Preferred Stock entitles the holder to 1,000 votes.

Upon our liquidation or dissolution, the Series B Preferred Stock will be entitled to a payment equal to the stated value of $0.10 per share, prior to any payments being made with respect to the common stock. The Series B Preferred Stock is not redeemable and is entitled to dividends when, as and if declared by the board of directors in its sole discretion.

48

UNDERWRITING

We have entered into an underwriting agreement, dated               , 2024, with Craft Capital Management LLC (together with its affiliates, “Craft”) as the Company’s exclusive financial advisor and placement agent and/or underwriter in connection with this Offering. Subject to the terms and conditions of the underwriting agreement, each of the underwriters named below have agreed to purchase, and we have agreed to sell to it, the number of shares of common stock listed next to its name at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Shares
Craft Capital Management, LLC

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken.

We have agreed to indemnify the underwriters and certain of their affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), among others, against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Discounts and Commissions

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus. After the offering to the public, the offering price and other selling terms may be changed by the underwriters without changing the proceeds we will receive from the underwriters.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us. The underwriting commissions are 7.5% of the public offering price. We have paid a $25,000 advance to the Representative, which shall be applied against actual out-of-pocket-accountable expenses, and which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$
Underwriting discount (7.5%)	$	$	$
Non-accountable expense allowance (1.0%)(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

_______________

(1)

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $______________.

Over-Allotment Option

We have granted a 45-day option to the Representative to purchase additional shares of common stock from us solely to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions.

49

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative, or its designees, as compensation warrants to purchase a number of shares of common stock equal to 5% of the aggregate number of shares of common stock sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We, our executive officers and directors, and our 5% and greater stockholders, have agreed pursuant to “lock-up” agreements not to, or are subject to other restrictions so that they may not, without the prior written consent of the Representative, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for, with respect to the Company, a period of 180 days from the date of this prospectus, and with respect to our executive officers and directors and our 5% and greater stockholders, a period of 180 days from the date of this prospectus.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of twelve (12) months from the closing of the offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all of our equity linked financings (each, a “Subject Transaction”), or any successor (or any of our subsidiaries), on terms and conditions customary to the Representative for such Subject Transactions.

Nasdaq Capital Market

We have applied to have our shares of common stock listed on the Nasdaq Capital Market under the symbol “XCRT”. Our application might not be approved and the consummation of this offering is contingent upon such approval.

50

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of securities in the offering. The underwriters may close out any covered short position by either exercising the over-allotment option to purchase shares or purchasing shares in the open market. In determining the source of shares of securities to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option to purchase shares. “Naked” short sales are sales in excess of the over-allotment option to purchase shares. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of securities made by the underwriters in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the underwriters and/or their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters or any of their affiliates for any further services.

Pricing of the Offering

The public offering price was determined by negotiations between us and the Representative. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours. Neither we nor the underwriters can assure investors that an active trading market for the shares will develop or that, after the offering, the shares will trade in the public market at or above the public offering price.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

51

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

52

LEGAL MATTERS

We are being represented by, and the validity of the common shares being offered by this prospectus will be passed upon for us Andrew I. Telsey, P.C. Englewood, Colorado, with respect to certain legal matters as to United States federal securities law. Certain legal matters in connection with this offering have been passed upon for the underwriters by Brunson Chandler & Jones, PLLC, Salt Lake City, UT.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Andrew Telsey, sole shareholder of Andrew I Telsey, P.C., holds ____________ shares of our common stock.

EXPERTS

The financial statements of Xcelerate, Inc. at December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023 and 2022 included in this prospectus have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, and other information with the SEC. The SEC maintains an Internet site that contains these reports and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. We also maintain a website at https://xcelerate.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

53

INDEX TO FINANCIAL STATEMENTS

Xcelerate, Inc.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2024 and March 31, 2023 (Unaudited)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

With Independent Accountant’s Audit Report

At December 31. 2023 and 2022

Xcelerate Inc., ESN Group Inc. Afiya Sasa Africa, LLC

Unaudited Proforma Consolidated Financial Statements

At June 30, 2023 and December 31, 2022

Unaudited Proforma Condensed Consolidated Balance Sheets at June 30, 2023	F-26
Unaudited Proforma Condensed Consolidated Statements of Operations at June 30, 2023	F-27
Unaudited Proforma Condensed Consolidated Balance Sheets at December 31, 2022	F-28
Unaudited Proforma Condensed Consolidated Statements of Operations at December 31, 2022	F-29

ESN GROUP, INC. AND SUBSIDIARY

Condensed Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

F-1

XCELERATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS

Current assets
Cash	$129,801	$238,028
Account receivable	274,732	186,170
Inventory	368,165	414,951
Other assets	12,557	12,557
Total current assets	785,255	851,705
Right of use asset	–	20,829
Goodwill	429,185	429,185
Intangible assets	578,095	617,242
Total Assets	$1,792,535	$1,918,963

LIABILITIES & STOCKHOLDERS' (DEFICIT)

Current liabilities
Accounts payable	$684,316	$632,808
Lease liabilities -short term	–	21,968
Notes payable related parties	1,517,293	1,420,793
Total liabilities	2,201,609	2,075,569

Shareholders' Equity (Deficit)
Series A Preferred stock, par value $0.0001, -0- shares authorized; -0- and -0- shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	–	–
Series B Preferred stock, par value $0.0001, 25,000,000 shares authorized; 120,000 and 120,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	12	12
Common stock, par value $0.0001, 1,000,000,000 shares authorized; 434,446,072 and 385,446,072 shares issued and outstanding as of March 31, 2024 and December 31, 2023	43,444	43,444
Additional paid in capital	9,620,691	9,620,691
Accumulated deficit	(10,006,598)	(9,810,877)
Total Xcelerate Inc. Stockholders’ Deficit	(342,451)	(146,730)
Non-controlling interests	(66,622)	(9,877)
Total Stockholders' (Deficit)	(409,073)	(156,607)
Total Liabilities and Stockholders' (Deficit)	$1,792,535	$1,918,963

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

XCELERATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2024	2023

Revenue	$811,391	$–
Cost of sales	666,381	–
Gross margin	145,010	–

Operating Expenses:
Amortization of intangible assets	39,147	–
General and administrative expenses	358,330	227,467
Total operating expenses	397,476	227,467
Loss from operations	(252,466)	(227,467)
Other income (expense)
Interest expense	–	(157,500)
Total other expense	–	(157,500)
Loss before provision for income taxes	(252,466)	(384,967)
Provision for income taxes	–	–
Net loss	(252,466)	(384,967)
Less: Loss on non-controlling interests	(56,745)	–
Net loss attributable to Xcelerate, Inc.	$(195,721)	$(384,967)

Basic and diluted earnings(loss) per common share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	434,446,072	389,946,072

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

XCELERATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

(Unaudited)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders' Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	interest	(Deficit)
Balance, December 31, 2022	–	$–	120,000	$12	385,446,072	$38,544	$7,022,991	$(7,079,931)	$–	$(18,384)

Common stock issued for services	–	–	–	–	9,000,000	900	314,100	–	–	315,000

Net loss	–	–	–	–	–	–	–	(384,967)	–	(384,967)

Balance, March 31, 2023	–	$–	120,000	$12	394,446,072	$39,444	$7,337,091	$(7,464,898)	$–	$(88,351)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders' Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	interest	(Deficit)

Balance, December 31, 2023	–	$–	120,000	$12	434,446,072	$43,444	$9,620,691	$(9,810,877)	$(9,877)	$(156,607)

Non- controlling interest	–	–	–	–	–	–	–	–	(56,745)	(56,745)

Net loss	–	–	–	–	–	–	–	(195,721)	–	(195,721)

Balance, March 31, 2024	–	$–	120,000	$12	434,446,072	$43,444	$9,620,691	$(10,006,598)	$(66,622)	$(409,073)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

XCELERATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2024	2023

Cash Flows From Operating Activities:
Net loss	$(252,466)	$(384,967)
Stock-based compensation	–	315,000
Amortization expense	39,147	–
Changes is assets and liabilities
Accounts receivable	(88,562)	–
Leases net	(1,139)	–
Inventory	46,786	–
Accounts payable	51,507	(17,673)
Net cash used in operating activities	(204,727)	(87,640)

Cash Flows From Investing Activities
Investment in acquisition target	–	(30,000)
Purchase of intangible assets	–	(4,000)
Net cash used in investing activities	–	(34,000)

Cash Flows From Financing Activities:
Proceeds (payments) from related party loans	96,500	103,800
Net cash provided by financing activities	96,500	103,800

Net Increase In Cash	(108,227)	(17,840)
Cash At The Beginning Of The Period	238,028	18,815
Cash At The End Of The Period	$129,801	$975

Non-cash investing and financing activities:	$–	$–

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

XCELERATE, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Xcelerate Inc. (the “Company”) f/k/a Union Dental Holdings, Inc. is a Florida corporation incorporated on November 26, 1996, under the name Stirus Research & Development, Inc. The Company has gone through several name changes since inception. Most recently the Company was known as Union Dental Holdings, Inc. In May 2020, the Company’s current CEO assumed his positions as the Company’s director and CEO and began implementing the Company’s new business plan described herein. On October 23, 2020, the Company changed its name to “Xcelerate, Inc.”

On January 6, 2020, without the knowledge or consent of the sole officer and director and controlling shareholder, an individual who had no approval or control filed a notice of reinstatement in Florida. Then on March 3, 2020, the same individual filed a name change to Oilvite, Inc. in an unauthorized attempt to gain control of the Company and otherwise engage in corporate identity theft. The individual’s efforts were discovered by the Company’s transfer agent who refused to take instructions from anyone other than the sole officer and director and control shareholder who she knew had not transferred control of the Company and ultimately the individual’s efforts were stopped without further damage or inconvenience. On July 13, 2020, the Company filed Articles of Amendment in Florida changing the name of the Company back to “Union Dental Holdings, Inc.” from Oilvite Inc.

In December 2021, the Company signed a Membership Interest Purchase Agreement to acquire a 51% interest in Afiya Sasa Africa, LLC, a Wyoming limited liability company (“ASA”), a start-up medical technology and virtual health company that management believes is uniquely positioned to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology. This technology is centered around patented and patent pending software that uses and incorporates artificial intelligence (“AI”) and Augmented Reality (“AR”) licensed from AdviNOW, an Arizona based medical software company who developed and holds patents for the licensed software.

ASA’s vision is to be the technology platform that allows “leapfrogging” advancement in the delivery of world class healthcare, initially in Africa, the continent with the largest population growth and high smartphone utilization for services, but without the ability to grow healthcare services in the traditional manner. The Company paid $320,000 in cash and issued 4,000,000 shares of common stock valued at $3,018 for its interest in ASA. As a result, on July 24, 2023, ASA became a 51% subsidiary of the Company.

On or about January 19, 2022, the Company filed a Form 1-A Offering Circular with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. This offering closed on February 3, 2023, with gross proceeds of $400,000 from the sale of 8,000,000 common shares at a price of $0.05 per share.

On July 24, 2023, the Company completed an acquisition of a majority interest in two related private companies, ESN Group, Inc. (“ESN”) and California Skin Research, Inc., (“CSRI”), (collectively the “ESN Group”) and their portfolio of health care and skin care products, including Ceramedx® (www.ceramedx.com), natural “plant based” ingredient therapeutic product and Earth Science Beauty (www.earthsciencebeauty.com). The Company acquired an aggregate of 51% interest in both of the aforesaid companies by subscribing for shares in ESN and purchasing shares from two of the former principals of the ESN Group in private sales. To acquire these interests the Company also repaid outstanding debt and purchased shares from current shareholders of the ESN Group, each of whom retained a minority interest in the ESN Group.

The aggregate cost of these acquisitions was $456,312. The Company funded the acquisition through a $400,000 interest free loan from an unaffiliated person, as well interest free loans from the Company’s CEO. The Company issued 3,000,000 shares of its common stock in consideration for the $400,000 loan. The ESN Group of companies offer Earth Science® nature-inspired beauty and personal care products and Ceramedx® therapeutic skincare solutions. The offered products are paraben-free, cruelty-free products with ingredients that include plant-based nutrients and antioxidants, soothing botanicals, hydrating moisturizers and pure essential oils.

F-6

As part of these transactions, the Company retained the services of John Jay Kline, the former President of the ESN Group of companies, who has continued to operate both companies on the Company’s behalf. As part of the consideration for his employment, in July 2023, the Company agreed to issue him 2,000,000 shares of common stock. These shares were valued at $0.1170 each, or a total of $234,000.

The Company’s year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Principles of consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and 51% subsidiaries, ESN and AFA. The Company recognizes the noncontrolling interests related to these less-than-wholly-owned subsidiaries as equity in the condensed consolidated financial statements separate from the parent entity’s equity. The net loss attributable to the noncontrolling interest is included in net loss in the condensed consolidated statements of operations. All material intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these condensed consolidated financial statements. As of March 31, 2024, the Company had an accumulated deficit of $10,006,598 and negative working capital of $1,416,354.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company raised capital through private placements, to finance working capital needs and may attempt to raise capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

Management’s Representation of Interim Condensed Financial Statements

The accompanying unaudited condensed financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual condensed financial statements. Certain information and footnote disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

F-7

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements. The most significant estimates relate to the calculation of stock-based compensation, accounting for the ASA transaction, accounting for the acquisition of the ESN, income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these condensed financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates and could materially impact the Company’s consolidated financial statements. There have been no material changes to the Company’s accounting estimates since the issuance of the Company’s financial statements for the fiscal year ended December 31, 2023.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On March 31, 2024 and December 31, 2023, the Company’s cash equivalents totaled $129,801 and $238,028, respectively.

Credit risk

The Company maintains its cash and cash equivalent balances in a financial institution that are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per depositor. While the Company’s cash balances typically exceed this limit, management does not believe the credit risk related to these balances is significant.

Accounts receivable, net

Management reviews outstanding balances on a regular basis to determine collectability. Collectability is based on customer history, the aging of amounts due, as well as any other current circumstances that could affect the collectability of amounts. When receivables are considered uncollectible, they are charged off against the allowance account. As of March 31, 2024 and December 31, 2023, accounts receivable are shown net of an allowance of $274,732 and $186,170, respectively.

Inventories, net

Inventories which are comprised of finished goods, bulk products, containers and packaging, are valued at the lower of cost or net realizable value. The Company’s inventories are valued under the first in, first out (“Fifo”) method or average cost method. he Company evaluates inventory levels quarterly value based upon assumptions about future demand and market conditions. Any inventory that has a cost basis in excess of its expected net realizable value, inventory that becomes obsolete, inventory in excess of expected sales requirements, inventory that fails to meet commercial sale specifications or is otherwise impaired is written down with a corresponding charge to the statement of operations in the period that the impairment is first identified. During the year ended December 31, 2023 the Company identified $99,274 in slow moving and obsolete inventory that was expensed.

Business Combinations

Under the acquisition method of accounting, the Company allocates the fair value of the total consideration transferred to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values on the date of acquisition. The fair values assigned, defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants, are based on estimates and assumptions determined by management. These valuations require the Company’s to make significant estimates and assumptions, especially with respect to intangible assets. The Company records the excess consideration over the aggregate fair value of tangible and intangible assets, net of liabilities assumed, as goodwill.

F-8

If the initial accounting for a business combination is incomplete by the end of a reporting period that falls within the measurement period, the Company reports provisional amounts in its condensed consolidated financial statements. During the measurement period, the Company adjusts the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date and the Company record those adjustments to its condensed consolidated financial statements.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. Initially, the Company measures goodwill based upon the value of the consideration paid plus or minus net assets assumed. This initial measurement is subject to adjustment based on an independent third party valuation study performed within one year of the acquisition date. The goodwill arising from the Company’s acquisition is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist primarily of customer relationships. The useful life of these customer relationships is estimated to be three years.

Goodwill is not amortized but is subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then an impairment loss is recognized in an amount equal to the excess.

Property and equipment, net

Property and equipment is recorded at cost. Assets with an estimated useful life greater than one year and cost exceeding $2,500 are capitalized. Depreciation expense is calculated using the straight line method over the estimated useful lives of the assets, noted below. Maintenance and repairs are charged to expense as incurred.

Estimated useful lives (years)
Office & computer	5
Furniture & fixtures	7
Warehouse / production equipment	7

All property of the Company was fully depreciated as of March 31, 2024 and December 31, 2023.

F-9

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions annually to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Leases

Under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 842, the determination of whether an arrangement is a lease is made at the lease’s inception and a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since the Company’s leases do not provide an implicit rate, to determine the present value of lease payments, management uses the Company’s incremental borrowing rate based on the information available at lease commencement. Operating lease ROU assets also includes any lease payments made and excludes any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. The Company has lease agreements with lease and non-lease components, for which it has made an accounting policy election to account for these as a single lease component.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events, or changes in circumstances, indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not considered recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss, if any, is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Management has determined that long-lived assets were not impaired on March 31, 2024 and December 31, 2023.

Revenue and cost recognition

Revenues are accounted for in accordance with FASB ASC 606, Revenue from Contracts with Customers when the control of the various manufactured products is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for these products. The Company’s revenue contracts generally represent a single performance obligation to sell its products to customers. Commercial orders which have terms are recognized as revenue upon shipment. Sales are recorded net of discounts and returns.

F-10

The Company’s revenues are primarily supported by distributors that fulfill the Company’s contracts. The Company negotiates the wholesale price of its products with the retailer and the Company’s distributors purchase the products at the negotiated discount price; these distributors then negotiate a service arrangement with the ultimate customer.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recently adopted accounting standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), that requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The accounting treatment for finance leases and lessors remains relatively unchanged. The accounting standards update also requires additional qualitative and quantitative disclosures related to the nature, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB approved an amendment to the new guidance that introduced an alternative modified retrospective transition approach granting companies the option of using the effective date of the new standard as the date of initial application. The Company adopted the standard using the effective date method on January 1, 2022.

The Company elected the transition package of practical expedients that is permitted by the standard. The package of practical expedients allows the Company to not reassess previous accounting conclusions regarding whether existing arrangements are or contain leases, the classification of existing leases, and the treatment of initial direct costs. Additionally, the Company elected certain other practical expedients offered by the new standard which it will apply to all asset classes, including the option not to separate lease and non-lease components and instead to account for them as a single lease component and the option not to recognize ROU assets and related liabilities that arise from short-term leases (i.e., leases with terms of twelve months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise).

As part of its adoption of the new lease accounting standard, the Company also implemented new internal controls and updated accounting policies and procedures, operational processes and documentation practices to enable the preparation of financial information on adoption.

NOTE 3 – INVENTORY

Inventory, net is stated at the lower of cost or net realizable value at First-In First Out (“Fifo”) with cost determined under the moving average method. As of March 31, 2024 and December 31, 2023, inventory, net was $368,165 and $414,951, respectively.

NOTE 4 – BUSINESS ACQUISITIONS

During the three months ended September 30, 2023, the Company entered into various agreements with two sellers to acquire the ESN Group, Inc. and California Skin Research, Inc. See Note 1, above. to these condensed consolidated financial statements.

The value of $0.0007545 per common share paid as part of the consideration to acquire ASA was derived based upon the trading price of the Company’s common stock on the date of the transaction. The Company believes that represented the fair market value of common stock at the time of issuance.

F-11

The Company allocated the fair value of the total consideration paid of $572,247 as follows: $429,185 was allocated to goodwill and $143,062 was allocated to intangible assets, comprised primarily of customer relationships with a life of three years. The value of goodwill represented the Company’s ability to generate profitable operations going forward.

NOTE 5 – GOODWILL AND INTANGIBLE ASSETS

As of March 31, 2024, the balances of goodwill and intangibles assets were $429,185 and $578,095, respectively. As of December 31, 2023, intangible assets were comprised of $111,270 relating to the acquisition of ASA and ESN, being amortized at the rate of $3,974 per month over the remaining 28 month period, and $466,825 in intellectual property being amortized at the rate of $9,075 per month over the remaining 54 month period.

NOTE 6 – NOTES PAYABLE RELATED PARTIES

A significant portion of the funding for the Company’s operations has been provided by its CEO and certain shareholders in the form of interest free demand loans. As of March 31, 2024 and December 31, 2023, the balance of notes payable was $1,517,293 and $1,420,793, respectively. During the three months ended March 31, 2024, the Company’s CEO provided the Company with interest free demand loans of $56,500.

The composition of the notes payable balance as of March 31, 2024, was $1,010,000 due to two shareholders and $467,293 due to the Company’s CEO.

NOTE 7 – EQUITY

Common Stock

The Company has authorized 1,000,0000,000 shares of $0.0001 par value, common stock. As of March 31, 2024 and December 31, 2023, there were 434,446,072 and 434,447,072 shares of common stock issued and outstanding, respectively.

No shares were issued during the three months ended March 31, 2024

2023 Activity

During the year ended December 31, 2023, the Company issued a total 49,000,000 common shares comprised of the following:

•	39,000,000 shares were issued to service providers, for financing fees and its advisory board. These shares were valued at approximately $0.042 per share based on the trading price of the Company’s common stock on the date of approval by the Company’s Board of Directors for this share issuance. As a result, the Company recorded a non-cash charge of $2,058,100 for stock-based compensation on its Statement of Operations for the year ended December 31, 2023.

•	10,000,000 shares were issued to purchase intellectual property. These shares were valued at $.05445 based upon the trading price of upon the trading price of the Company’s common stock on the date the Company acquired the intellectual property.

2022 Activity

On or about January 19, 2022, the Company filed a Form 1-A Offering Circular with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. Under the terms of the Offering the Company offered up to 20,000,000 common shares at a price of $0.05 per share for total proceeds of $1,000,000 if fully subscribed. During the year ended December 31, 2022, the Company raised a total of $400,000 in this Offering from the sale of 8,000,000 shares to investors at a price of $0.05 per share.

F-12

During the year ended December 31, 2022, the Company issued 13,000,000 common shares to service providers and its advisory board. These shares were valued at $0.05 per share consistent with the offering price of the Company’s Regulation A offering described above. As a result the Company recorded a non-cash charge of $650,000 for stock based compensation on its Statement of Operations for year ended December 31, 2022.

Preferred Stock

The Company has authorized 25,000,000 shares of Preferred Stock, par value $0.0001 per share.

As a result of issues raised by OTC Markets, in February 2021, the Company and Mr. O’Shea mutually agreed to redeem all of the Company’s issued and outstanding Series A Preferred Shares back to the Company. Also in February 2021, the Company’s Board of Directors authorized the creation of Series B Preferred Shares and issued an aggregate of 120,000 of these Series B Preferred Shares to Mr. O’Shea in consideration for his agreement to redeem the Series A Preferred Shares. Each Share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to the Company’s shareholders. They are not convertible into shares of the Company’s Common Stock. No compensation expense was recognized on this transaction because the fair market value of the Series A Preferred shares redeemed were estimated to be equivalent to the fair market value of the Series B Preferred shares.

As of March 31, 2024 and December 31, 2023, there were 120,000 Preferred B shares outstanding.

F-13

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Xcelerate, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Xcelerate, Inc. as of December 31, 2023 and 2022, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

BUSH & ASSOCIATES CPA LLC

Henderson, NV

July 18, 2024

PCAOB ID 6797

We have served as the Company's auditor since 2024

F-14

XCELERATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash	$238,028	$18,815
Account receivable	186,170	–
Inventory	414,951	–
Other assets	12,557	–
Total current assets	851,705	18,815
Investments	–	210,000
Right of use asset	20,829	–
Goodwill	429,185	–
Intangible assets	617,242	–
Total Assets	$1,918,963	$228,815

LIABILITIES & STOCKHOLDERS' (DEFICIT)

Current liabilities
Accounts payable	$632,808	$115,132
Lease liabilities -short term	21,968	–
Notes payable related parties	1,420,793	132,067
Total liabilities	2,075,569	247,199

Shareholders' Equity (Deficit)
Series A Preferred stock, par value $0.0001, -0- shares authorized; -0- and -0- shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	–	–
Series B Preferred stock, par value $0.0001, 25,000,000 shares authorized; 120,000 and 120,000 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	12	12
Common stock, par value $0.0001, 1,000,000,000 shares authorized; 434,446,072 and 385,446,072 shares issued and outstanding as of December 31, 2023 and December 31, 2022	43,444	38,544
Additional paid in capital	9,620,691	7,022,991
Accumulated deficit	(9,830,631)	(7,079,931)
Total Xcelerate Inc. Stockholders’ Deficit	(166,484)	(18,384)
Non-controlling interests	9,877	–
Total Stockholders' (Deficit)	(156,607)	(18,384)
Total Liabilities and Stockholders' (Deficit)	$1,918,963	$228,815

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-15

XCELERATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year
	ended	ended
	December 31,	December 31,
	2023	2022

Revenue	$1,122,085	$–
Cost of sales	827,968	–
Gross margin	294,116	–

Operating Expenses:
Amortization of intangible assets	74,321	–
General and administrative expenses	2,832,461	844,609
Total operating expenses	2,906,782	844,609
Loss from operations	(2,612,666)	(844,609)
Other (expense)
Interest expense	(277,500)	–
Total other expense	(277,500)	–
Loss before provision for income taxes	(2,890,166)	(844,609)
Provision for income taxes	–	–
Net loss	(2,890,166)	(844,609)
Less: Net income (loss) attributable to non-controlling interests	(139,466)	–
Net loss attributable to Xcelerate, Inc	$(2,750,700)	$(844,609)

Basic and diluted (loss) per common share	$(0.01)	$(0.00)

Weighted average number of shares outstanding	417,196,072	385,446,072

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-16

XCELERATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders' Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	interest	(Deficit)
Balance, December 31, 2021	–	$–	120,000	$12	364,446,072	$36,444	$5,975,091	$(6,235,322)		$(223,775)

Common stock issued in Reg A Offering					8,000,000	800	399,200			400,000

Common stock issued for services					13,000,000	1,300	648,700			650,000

Net loss								(844,609)		(844,609)

Balance, December 31, 2022	–	$–	120,000	$12	385,446,072	$38,544	$7,022,991	$(7,079,931)	$–	$(18,384)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders' Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	interest	(Deficit)
Balance, December 31, 2022	–	$–	120,000	$12	385,446,072	$38,544	$7,022,991	$(7,079,931)	$–	$(18,384)

Common stock issued for services and financing fees					14,000,000	1,400	667,600			669,000

Common stock issued for services					25,000,000	2,500	1,386,600			1,389,100

Common stock issued to purchase intellectual property					10,000,000	1,000	543,500			544,500

Non-controlling interest									9,877	9,877

Net loss								(2,750,700)		(2,750,700)

Balance, December 31, 2023	–	$–	120,000	$12	434,446,072	$43,444	$9,620,691	$(9,830,631)	$9,877	$(156,607)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-17

XCELERATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year	Year
	ended	ended
	December 31,	December 31,
	2023	2022

Cash Flows From Operating Activities:
Net loss	$(2,890,166)	$(844,609)
Stock-based compensation	2,058,100	650,000
Amortization expense	74,321	–
Changes is assets and liabilities
Accounts receivable	(123,876)	–
Inventory	85,978	–
Change in lease liabilities, net	(23,229)	–
Other assets	(5,013)	–
Accounts payable	110,798	56,670
Net cash (used in) operating activities	(713,087)	(137,940)

Cash Flows From Investing Activities
Investment in acquisition target	–	(210,000)
Acquisitions of businesses net of cash received	(356,426)	–
Net cash (used in) investing activities	(356,426)	(210,000)

Cash Flows From Financing Activities:
Proceeds from the sale of common stock	–	400,000
Proceeds (payments) from related party loans	1,288,726	(33,246)
Net cash provided by financing activities	1,288,726	366,754

Net Increase In Cash	219,213	18,815
Cash At The Beginning Of The Period	18,815	–
Cash At The End Of The Period	$238,028	$18,815

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-18

XCELERATE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Xcelerate Inc. (the “Company”) f/k/a Union Dental Holdings, Inc. is a Florida corporation incorporated on November 26, 1996, under the name Stirus Research & Development, Inc. The Company has gone through several name changes since inception. Most recently the Company was known as Union Dental Holdings, Inc. In May 2020, the Company’s current CEO assumed his positions as the Company’s director and CEO and began implementing the Company’s new business plan described herein. On October 23, 2020, the Company changed its name to “Xcelerate, Inc.”

On January 6, 2020, without the knowledge or consent of the sole officer and director and controlling shareholder, an individual who had no approval or control filed a notice of reinstatement in Florida. Then on March 3, 2020, the same individual filed a name change to Oilvite, Inc. in an unauthorized attempt to gain control of the Company and otherwise engage in corporate identity theft. The individual’s efforts were discovered by the Company’s transfer agent who refused to take instructions from anyone other than the sole officer and director and control shareholder who she knew had not transferred control of the Company and ultimately the individual’s efforts were stopped without further damage or inconvenience. On July 13, 2020, the Company filed Articles of Amendment in Florida changing the name of the Company back to “Union Dental Holdings, Inc.” from Oilvite Inc.

In December 2021, the Company signed a Membership Interest Purchase Agreement to acquire a 51% interest in Afiya Sasa Africa, LLC, a Wyoming limited liability company (“ASA”), a start-up medical technology and virtual health company that management believes is uniquely positioned to help patients in developing countries meet their medical needs by extending the reach of physicians through the technology. This technology is centered around patented and patent pending software that uses and incorporates artificial intelligence (“AI”) and Augmented Reality (“AR”) licensed from AdviNOW, an Arizona based medical software company who developed and holds patents for the licensed software.

ASA’s vision is to be the technology platform that allows “leapfrogging” advancement in the delivery of world class healthcare, initially in Africa, the continent with the largest population growth and high smartphone utilization for services, but without the ability to grow healthcare services in the traditional manner. In July 2023 the acquisition was consummated by the Company paying $320,000 in cash and issued 4,000,000 shares of common stock valued at $3,018 for its interest in ASA. As a result, on July 24, 2023, ASA became a 51% subsidiary of the Company.

On or about January 19, 2022, the Company filed a Form 1-A Offering Circular with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. This offering closed on February 3, 2023, with gross proceeds of $400,000 from the sale of 8,000,000 common shares at a price of $0.05 per share.

On July 24, 2023, the Company completed an acquisition of a majority interest in two related private companies, ESN Group, Inc. (“ESN”) and California Skin Research, Inc., (“CSRI”), (collectively the “ESN Group”) and their portfolio of health care and skin care products, including Ceramedx® (www.ceramedx.com), natural “plant based” ingredient therapeutic product and Earth Science Beauty (www.earthsciencebeauty.com). The Company acquired an aggregate of 51% interest in both of the aforesaid companies by subscribing for shares in ESN and purchasing shares from two of the former principals of the ESN Group in private sales. To acquire these interests the Company also repaid outstanding debt and purchased shares from current shareholders of the ESN Group, each of whom retained a minority interest in the ESN Group.

The aggregate cost of these acquisitions was $456,312. The Company funded the acquisition through a $400,000 interest free loan from an unaffiliated person, as well interest free loans from the Company’s CEO. The Company issued 3,000,000 shares of its common stock in consideration for the $400,000 loan. The ESN Group of companies offer Earth Science® nature-inspired beauty and personal care products and Ceramedx® therapeutic skincare solutions. The offered products are paraben-free, cruelty-free products with ingredients that include plant-based nutrients and antioxidants, soothing botanicals, hydrating moisturizers and pure essential oils.

As part of these transactions, the Company retained the services of John Jay Kline, the former President of the ESN Group of companies, who has continued to operate both companies on the Company’s behalf. As part of the consideration for his employment, in July 2023 the Company agreed to issue him 2,000,000 shares of common stock. These shares were valued at $0.1170 eac,h or a total of $234,000.

The Company’s year-end is December 31.

F-19

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Principles of consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and 51% subsidiaries, ESN and AFA. The Company recognizes the noncontrolling interests related to these less-than-wholly-owned subsidiaries, as equity in the condensed consolidated financial statements separate from the parent entity’s equity. The net loss attributable to the noncontrolling interest is included in net loss in the condensed consolidated statements of operations. All material intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these condensed consolidated financial statements. As of December 31, 2023, the Company had an accumulated deficit of $9,830,631 and negative working capital of $1,223,864.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company raised capital through private placements, to finance working capital needs and may attempt to raise capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements. The most significant estimates relate to the calculation of stock-based compensation, accounting for the ASA transaction, accounting for the acquisition of the ESN, income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these condensed financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates and could materially impact the Company’s consolidated financial statements. There have been no material changes to the Company’s accounting estimates since the issuance of the Company’s financial statements for the fiscal year ended December 31, 2023.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2023 and December 31, 2022, the Company’s cash equivalents totaled $238,028 and $18,815, respectively.

Credit risk

The Company maintains its cash and cash equivalent balances in a financial institution that are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per depositor. While the Company’s cash balances typically exceed this limit, management does not believe the credit risk related to these balances is significant.

F-20

Accounts receivable, net

Management reviews outstanding balances on a regular basis to determine collectability. Collectability is based on customer history, the aging of amounts due, as well as any other current circumstances that could affect the collectability of amounts. When receivables are considered uncollectible, they are charged off against the allowance account. As of December 31, 2023 and 2022, accounts receivable are shown net of an allowance of $186,170 and $-0-, respectively.

Inventories, net

Inventories which are comprised of finished goods, bulk products, containers and packaging, are valued at the lower of cost or net realizable value. The Company’s inventories are valued under the first in, first out (“Fifo”) method or average cost method. he Company evaluates inventory levels quarterly value based upon assumptions about future demand and market conditions. Any inventory that has a cost basis in excess of its expected net realizable value, inventory that becomes obsolete, inventory in excess of expected sales requirements, inventory that fails to meet commercial sale specifications or is otherwise impaired is written down with a corresponding charge to the statement of operations in the period that the impairment is first identified. During the year ended the Company identified $99,274 in slow moving and obsolete inventory that was expensed.

Business Combinations

Under the acquisition method of accounting, the Company allocates the fair value of the total consideration transferred to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values on the date of acquisition. The fair values assigned, defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants, are based on estimates and assumptions determined by management. These valuations require the Company’s to make significant estimates and assumptions, especially with respect to intangible assets. The Company records the excess consideration over the aggregate fair value of tangible and intangible assets, net of liabilities assumed, as goodwill.

If the initial accounting for a business combination is incomplete by the end of a reporting period that falls within the measurement period, the Company reports provisional amounts in its condensed consolidated financial statements. During the measurement period, the Company adjusts the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date and the Company record those adjustments to its condensed consolidated financial statements.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. Initially, the Company measures goodwill based upon the value of the consideration paid plus or minus net assets assumed. This initial measurement is subject to adjustment based on an independent third party valuation study performed within one year of the acquisition date. The goodwill arising from the Company’s acquisition is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist primarily of customer relationships. The useful life of these customer relationships is estimated to be three years.

Goodwill is not amortized but is subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then an impairment loss is recognized in an amount equal to the excess.

F-21

Property and equipment, net

Property and equipment is recorded at cost. Assets with an estimated useful life greater than one year and cost exceeding $2,500 are capitalized. Depreciation expense is calculated using the straight line method over the estimated useful lives of the assets, noted below. Maintenance and repairs are charged to expense as incurred.

Estimated useful lives (years)
Office & computer	5
Furniture & fixtures	7
Warehouse / production equipment	7

All property of the Company was fully depreciated as of December 31, 2023 and December 31, 2022.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions annually to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Leases

Under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 842, the determination of whether an arrangement is a lease is made at the lease’s inception and a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since the Company’s leases do not provide an implicit rate, to determine the present value of lease payments, management uses the Company’s incremental borrowing rate based on the information available at lease commencement. Operating lease ROU assets also includes any lease payments made and excludes any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. The Company has lease agreements with lease and non-lease components, for which it has made an accounting policy election to account for these as a single lease component.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events, or changes in circumstances, indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not considered recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss, if any, is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Management has determined that long-lived assets were not impaired on December 31, 2023 and 2022.

F-22

Revenue and cost recognition

Revenues are accounted for in accordance with FASB ASC 606, Revenue from Contracts with Customers when the control of the various manufactured products is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for these products. The Company’s revenue contracts generally represent a single performance obligation to sell its products to customers. Commercial orders which have terms are recognized as revenue upon shipment. Sales are recorded net of discounts and returns.

The Company’s revenues are primarily supported by distributors that fulfill the Company’s contracts. The Company negotiates the wholesale price of its products with the retailer and the Company’s distributors purchase the products at the negotiated discount price; these distributors then negotiate a service arrangement with the ultimate customer.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recently adopted accounting standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), that requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The accounting treatment for finance leases and lessors remains relatively unchanged. The accounting standards update also requires additional qualitative and quantitative disclosures related to the nature, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB approved an amendment to the new guidance that introduced an alternative modified retrospective transition approach granting companies the option of using the effective date of the new standard as the date of initial application. The Company adopted the standard using the effective date method on January 1, 2022.

The Company elected the transition package of practical expedients that is permitted by the standard. The package of practical expedients allows the Company to not reassess previous accounting conclusions regarding whether existing arrangements are or contain leases, the classification of existing leases, and the treatment of initial direct costs. Additionally, the Company elected certain other practical expedients offered by the new standard which it will apply to all asset classes, including the option not to separate lease and non-lease components and instead to account for them as a single lease component and the option not to recognize ROU assets and related liabilities that arise from short-term leases (i.e., leases with terms of twelve months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise).

As part of its adoption of the new lease accounting standard, the Company also implemented new internal controls and updated accounting policies and procedures, operational processes and documentation practices to enable the preparation of financial information on adoption.

NOTE 3 – INVENTORY

Inventory, net is stated at the lower of cost or net realizable value at First in, First out (“Fifo”) with cost determined under the moving average method. As of December 31, 2023 and December 31, 2022, inventory, net was $414,951 and $-0-, respectively.

NOTE 4 – LINE OF CREDIT

The ESN Group has a line of credit agreement with a bank in the amount of $300,000 that is due on demand. The line of credit requires monthly payments, including interest at the bank’s prime rate plus an applicable margin.

On the date of acquisition of the ESN Group by the Company, the balance of the Credit Line at ESN was $221,122.

As of December 31, 2023 and December 31, 2022, there are no balances outstanding on the line of credit.

F-23

NOTE 5 – BUSINESS ACQUISITIONS

During the three months ended September 30, 2023, the Company entered into various agreements with two sellers to acquire the ESN Group, Inc. and California Skin Research, Inc. See Note 1, above. to these condensed consolidated financial statements.

The value of $0.0007545 per common share paid as part of the consideration to acquire ASA was derived based upon the trading price of the Company’s common stock on the date of the transaction. The Company believes that represented the fair market value of common stock at the time of issuance.

The Company allocated the fair value of the total consideration paid of $572,247 as follows: $429,185 was allocated to goodwill and $143,062 was allocated to intangible assets, comprised primarily of customer relationships with a life of three years. The value of goodwill represented the Company’s ability to generate profitable operations going forward.

NOTE 6 – GOODWILL AND INTANGIBLE ASSETS

As of December 31, 2023, the balances of goodwill and intangibles assets were $429,185 and $617,242, respectively. As of December 31, 2023, intangible assets were comprised of $123,192 relating to the acquisition of ASA and ESN, being amortized at the rate of $3,974 per month over the remaining 31-month period, and $494,050 in intellectual property being amortized at the rate of $9,075 per month over the remaining 54-month period.

NOTE 7 – LEASES

For the ESN Group, the Company leases space under an operating lease agreement that had an original term length of three years and two options to renew it for one year each. The Company pays certain variable lease costs such as real estate taxes, insurance, and common area maintenance charges. The Company accounts for lease and non-lease components as a single lease component. Total operating lease cost for this lease for the year ended December 31, 2023, was $88,49.

The weighted average remaining lease term for operating leases is .25 years and the weighted average discount rate for operating leases is 9.40%.

NOTE 8 – NOTES PAYABLE RELATED PARTIES

A significant portion of the funding for the Company’s operations has been provided by its CEO in the form of interest free demand loans. As of December 31, 2023 and December 31, 2022, the balance of notes payable was $1,420,793 and $132,067, respectively. During the year ended December 31, 2023, one of the Company’s principal shareholders and CEO provided the Company with interest free demand loans of $1,288,726.

The composition of the notes payable balance as of December 31, 2023, was $1,010,000 due to two shareholders and $410,793 due to the Company’s CEO.

NOTE 9 – EQUITY

Common Stock

The Company has authorized 1,000,0000,000 shares of $0.0001 par value, common stock. As of December 31, 2023 and December 31, 2022, there were 434,446,072 and 385,446,072 shares of common stock issued and outstanding, respectively.

2023 Activity

During the year ended December 31, 2023, the Company issued a total 49,000,000 common shares comprised of the following:

•	39,000,000 shares were issued to service providers, for financing fees and its advisory board. These shares were valued at approximately $0.042 per share based on the trading price of the Company’s common stock on the date of approval by the Company’s Board of Directors for this share issuance. As a result, the Company recorded a non-cash charge of $2,058,100 for stock-based compensation on its Statement of Operations for the year ended December 31, 2023.

•	10,000,000 shares were issued to purchase intellectual property. These shares were valued at $.05445 based upon the trading price of upon the trading price of the Company’s common stock on the date the Company acquired the intellectual property.

F-24

2022 Activity

On or about January 19, 2022, the Company filed a Form 1-A Offering Circular with the SEC pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. Under the terms of the Offering the Company offered up to 20,000,000 common shares at a price of $0.05 per share for total proceeds of $1,000,000 if fully subscribed. During the year ended December 31, 2022, the Company raised a total of $400,000 in this Offering from the sale of 8,000,000 shares to investors at a price of $0.05 per share.

During the year ended December 31, 2022, the Company issued 13,000,000 common shares to service providers and its advisory board. These shares were valued at $0.05 per share consistent with the offering price of the Company’s Regulation A offering described above. As a result the Company recorded a non-cash charge of $650,000 for stock based compensation on its Statement of Operations for year ended December 31, 2022.

Preferred Stock

The Company has authorized 25,000,000 shares of Preferred Stock, par value $0.0001 per share.

As a result of issues raised by OTC Markets, in February 2021, the Company and Mr. O’Shea mutually agreed to redeem all of the Company’s issued and outstanding Series A Preferred Shares back to the Company. Also in February 2021, the Company’s Board of Directors authorized the creation of Series B Preferred Shares and issued an aggregate of 120,000 of these Series B Preferred Shares to Mr. O’Shea in consideration for his agreement to redeem the Series A Preferred Shares. Each Share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to the Company’s shareholders. They are not convertible into shares of the Company’s Common Stock. No compensation expense was recognized on this transaction because the fair market value of the Series A Preferred shares redeemed were estimated to be equivalent to the fair market value of the Series B Preferred shares.

As of December 31, 2023 and December 31, 2022, there were 120,000 Preferred B shares outstanding.

NOTE 10 – SUBSEQUENT EVENTS

During the period subsequent to December 31, 2023, one of the Company’s principal shareholders loaned the Company $290,000 and the Chief Executive Officer loaned the Company an additional $56,500. The loan from the CEO is interest free. The Company and the principal shareholder are continuing discussions on the terms of his loan.

F-25

Unaudited Proforma Condensed Financial Statements

In December 2021, the Company entered into an agreement to acquire a majority interest in Afiya Sasa Africa, LLC (“ASA”), a company engaged in the development of artificial intelligence (AI) and virtual health technology to assist patients in developing countries, initially in Africa, to provide for their rapidly expanding population to obtain medical care by extending the reach of physicians through the use of AI technology. The Company completed its acquisition of a 51% majority interest of ASA in July 2023.

In July 2023, the Company acquired a 51% majority interest in the ESN Group, which is comprised of two California-based companies that hold a portfolio of health care and skin care products, including Ceramedx®, a natural ”plant based” therapeutic skin care product and Earth Science Beauty, which offers natural facial skincare products targeted to specific skin types.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and combines the activities of the Company, ESN Group and ASA. The unaudited proforma condensed balance sheet and statements of operations as of June 30, 2023 has been presented as if the transaction had occurred on June 30, 2023. The unaudited proforma condensed balance sheets and statements of operations as of December 31, 2022 have been prepared as if the transaction occurred on January 1, 2022. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the business combination in accordance with US GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Company following the completion of the business combination. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Asa ESN group and the Company have not had any historical relationship prior to the transactions. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

F-26

Xcelerate Inc., ESN Group Inc. Afiya Sasa Africa, LLC

Unaudited Proforma Condensed Consolidated Balance Sheets

For the Six Months Ended June 30, 2023

	Xcelerate	ESN Group	ASA	Acquisition
	Inc.	Inc.	Africa	Entries		Consolidated
Assets

Current Assets:
Cash	$5,639	$10,355	$98,798			$114,791
Accounts receivable		278,961				278,961
Inventory		545,603				545,603
Prepaid expenses		506				506
Total current assets	5,639	835,425	98,798	–		939,861
Property and equipment - Net		14	1,181			1,195
Investment	300,000		5,000	(300,000)	(b)	5,000
Goodwill				633,345	(a)(b)(c)	633,345
Intangible assets	4,000			175,929	(c)(d)	179,929
Deposits		7,038				7,038
Total Assets	$309,639	$842,477	$104,979	$509,274		$1,766,369

Liabilities and Stockholders' Equity:

Current Liabilities:
Accounts Payable	$163,802	$465,367				629,169
Loans payable		206,216		400,000		606,216
Convertible Debt						–
Accrued liabilities		4,227				4,227
Notes payable related parties	356,074			83,000	(a)(b)	439,074
Total Current Liabilities	519,877	$675,809	–	483,000		1,678,685
Total liabilities	519,877	675,809	–	483,000		1,678,685

Stockholders' Equity (Deficit)
Series A Preferred Stock	–					–
Series B Preferred Stock	12		–			12
Common stock	41,844			400	(b)	42,244
Additional paid in capital	8,630,691			199,600	(b)	8,830,291
Retained earnings (deficit)	(8,882,784)	166,668	104,979	(306,832)	(a)(b)(d)	(8,917,970)
Total Stockholders' Equity (Deficit) Xcelerate Inc.	(210,237)	166,668	104,979	(106,832)		(45,423)
Non-controlling interest	–	–	–	133,107	(a)	133,107
Total Stockholders' Equity (Deficit)	(210,237)	166,668	104,979	26,274		87,683

Total Liabilities and Stockholders' Equity (Deficit)	$309,639	$842,477	104,979	$509,274		$1,766,369

F-27

Xcelerate Inc., ESN Group Inc. Afiya Sasa Africa, LLC

Unaudited Proforma Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2023

	Xcelerate	ESN Group	ASA	Acquisition
	Inc.	Inc.	Africa	Entries		Consolidated

Sales – Net	$–	$1,472,883	$–	$–		$1,472,883
Cost of Sales	–	879,662	–	–		879,662
Gross Profit	–	593,221	–	–		593,221

Operating expenses
Stock based compensation	1,453,500					1,453,500
General and administrative expenses	191,853	706,736	88,718			987,307
Amortization of intangible assets	–	–	–	35,186	(d)	35,186
Total operating expenses	1,645,353	706,736	88,718	35,186		2,475,993
Income (loss) from operations	(1,645,353)	(113,515)	(88,718)	(35,186)		(1,882,772)

Other income (expense)
Interest expense	(157,500)	–	–	–		(157,500)
Total other income (expense)	(157,500)	–	–	–		(157,500)
Loss from operations before income tax	(1,802,853)	(113,515)	(88,718)	(35,186)		(2,040,272)
Provision for income taxes	–	–	–	–		–
Net loss	$(1,802,853)	$(113,515)	$(88,718)	$(35,186)		$(2,040,272)
Less : net loss attributable to non-controlling interest	–	–	–	(101,116	) (e)	(101,116)
Net loss attributable to Xcelerate Inc.	$(1,802,853)	$(113,515)	$(88,718)	$65,931		$(1,939,156)

Basic and fully diluted loss per share	$(0.00)	$–	$–	$–		$(0.00)

Weighted average number of shares outstanding	418,446,072	–	–	–		418,446,072

Notes

(a)	To record ESN acquisition entry and to record debt necessary to consummate the acquisition.
(b)	To record ASA acquisition entry and to record debt and 4,000,000 shares of common stock necessary to consummate the acquisition. These shares were valued at $0.0007545 per share.
(c)	To initially allocate approximately 25% of preliminary goodwill to intangible assets. This was an estimate at the time of acquisition and will be adjusted based on a formal valuation study to performed before year end 2024.
(d)	To record amortization of intangible assets over a three year period as if the acquisition had occurred on January 1, 2022. The amortization period is an estimate and will be adjusted based upon a formal valuation study to be performed before year end 2024.
(e)	To record net loss from non-affiliates for 49% interest. The 49% represents the remaining contractual ownership of the of the non -controlling interests post acquisition.

F-28

Xcelerate Inc., ESN Group Inc. Afiya Sasa Africa, LLC

Unaudited Proforma Condensed Consolidated Balance Sheets

For the Year Ended December 31, 2022

	Xcelerate	ESN Group	AfiyaSasa	Acquisition
	Inc.	Inc.	Africa	Entries		Consolidated
Assets

Current Assets:
Cash	$18,815	$37,001	$103,068			$158,884
Accounts receivable		302,694				302,694
Inventory		588,653				588,653
Other assets		7,544				7,544
Total current assets	18,815	935,892	103,068	–		1,057,775
Property and equipment - Net			668			668
Investment	210,000	–	10,000	(210,000)	(b)	10,000
Goodwill				633,345	(a)(b)(c)	633,345
Intangible assets				140,743	(c)(d)	140,743
Operating lease right of use assets		99,189				99,189
Total Assets	$228,815	$1,035,082	$113,736	$564,089		$1,941,722

Liabilities and Stockholders' Equity:

Current Liabilities:
Accounts Payable	$115,132	$436,647				551,779
Loans payable		260,721		400,000		660,721
Short term lease liability		81,687				81,687
Accrued liabilities						–
Notes payable related parties	132,067	691,088		173,000	(a)(b)	996,155
Total Current Liabilities	247,199	$1,470,143	–	573,000		2,290,342
Long term lease liability		21,968				21,968
Total liabilities	247,199	1,492,111	–	573,000		2,312,310

Stockholders' Equity (Deficit)
Series A Preferred Stock	–					–
Series B Preferred Stock	12		–			12
Common stock	38,544			400	(b)	38,944
Additional paid in capital	7,022,991	1,114,403		199,600	(b)	8,336,994
Retained earnings (deficit)	(7,079,931)	(1,571,433)	113,736	(342,018)	(a)(b)(d)	(8,879,646)
Total Stockholders' Equity (Deficit) Xcelerate Inc.	(18,384)	(457,030)	113,736	(142,018)		(503,696)
Non-controlling interest	–	–	–	133,107	(a)	133,107
Total Stockholders' Equity (Deficit)	(18,384)	(457,030)	113,736	(8,911)		(370,589)
Total Liabilities and Stockholders' Equity (Deficit)	$228,815	$1,035,082	113,736	$564,089		$1,941,722

F-29

Xcelerate Inc., ESN Group Inc. Afiya Sasa Africa, LLC

Unaudited Proforma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2022

	Xcelerate	ESN Group	AfiyaSasa	Acquisition
	Inc.	Inc.	Africa	Entries		Consolidated

Sales - Net		$2,616,640				$2,616,640
Cost of Sales		1,807,556				1,807,556
Gross Profit	–	809,084	–	–		809,084

Operating expenses
Stock based compensation	650,000					650,000
General and administrative expenses	194,609	932,903	146,263			1,273,775
Amortization of intangible assets				70,372	(d)	70,372
Total operating expenses	844,609	932,903	146,263	70,372		994,147
Income (loss) from operations	(844,609)	(123,819)	(146,263)	(70,372)		(1,185,063)

Other income (expense)
Interest expense	–	(13,646)	–	–		(13,646)
Total other income (expense)	–	(13,646)	–	–		(13,646)
Loss from operations before income tax	(844,609)	(137,465)	(146,263)	(70,372)		(1,198,709)
Provision for income taxes	–	–	–	–		–
Net loss	$(844,609)	$(137,465)	$(146,263)	$(70,372)		$(1,198,709)
Less : net loss attributable to non-controlling interest	–	–	–	(141,864)	(e)	(141,864)
Net loss attributable to Xcelerate Inc.	$(844,609)	$(137,465)	$(146,263)	$71,492		$(1,056,845)

Basic and fully diluted loss per share	$(0.00)	$–	$–	$–		$(0.00)

Weighted average number of shares outstanding	385,446,072	–	–	–		385,446,072

Notes

(a)	To record ESN acquisition entry and to record interest free debt necessary to consummate the acquisition.
(b)	To record ASA acquisition entry and to record debt and 4,000,000 shares of common stock necessary to consummate the acquisition. These shares were valued at $0.0007545 per share
(c)	To initially allocate approximately 25% of preliminary goodwill to intangible assets. This was an estimate at the time of acquisition and will be adjusted based on a formal valuation study to performed before year end 2024.
(d)	To record amortization of intangible assets over a three year period as if the acquisition had occurred on January 1, 2022. The amortization period is an estimate and will be adjusted based upon a formal valuation study to be performed before year end 2024.
(e)	To record net loss from non-affiliates for 49% interest. The 49% represents the remaining contractual ownership of the of the non -controlling interests post acquisition.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of

ESN Group Inc.

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheet of ESN Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2022, and 2021, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note B of the financial statements, the Company has suffered substantial net losses and negative cash flows from operations in recent years and is dependent on debt and equity financing to fund its operations, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are disclosed in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR OPINION

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

July 26, 2024

PCAOB ID Number 6797

179 N. Gibson Road, Henderson, Nevada 89014 ● 702.703.5979 ● www.bushandassociatescpas.com

F-31

ESN GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash	$37,001	$19,199
Account receivable	302,694	214,681
Inventory	588,653	567,685
Other assets	7,544	7,544
Total current assets	935,892	809,109
Operating lease right of use assets	99,189	–
Total Assets	$1,035,082	$809,109

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities	$436,647	$238,435
Cash overdraft	–	–
Line of credit	260,721	199,151
Short term lease liability	81,687	–
Notes payable related parties	691,088	691,088
Total current liabilities	1,470,143	1,128,674
Long term lease liability	21,968	–
Total liabilities	1,492,111	1,128,674

Shareholders' Equity (Deficit)
Common stock, -0- par value 100,000 shares authorized; 1,000 shares issued and as of December 31, 2022 and 2021	–	–
Additional paid in capital	1,114,403	1,114,403
Accumulated deficit	(1,571,433)	(1,433,968)
Total Stockholders' Equity (Deficit)	(457,030)	(319,565)
Total Liabilities and Stockholders' Equity (Deficit)	$1,035,082	$809,109

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-32

ESN GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year
	ended	ended
	December 31,	December 31,
	2022	2021

Revenue	$2,616,640	$3,068,770
Cost of sales	1,807,556	2,202,724
Gross margin	809,084	866,046

Operating Expenses:
General and administrative expenses	932,903	1,029,633
Total operating expenses	932,903	1,029,633
Loss from operations	(123,819)	(163,587)

Other income (expense)
Interest expense	(13,646)	(7,507)
Other income -PPP forgiveness	–	185,382
Total other income (expense)	(13,646)	177,875
Income (loss) before provision for income taxes	(137,465)	14,288
Provision for income taxes	–	–
Net loss	$(137,465)	$14,288

Basic and diluted earnings (loss) per common share	$(137.47)	$14.29

Weighted average number of shares outstanding	1,000	1,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-33

ESN GROUP, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Value	Capital	(Deficit)	Equity (Deficit)
Balance, December 31, 2020	1,000	$–	$1,114,403	$(1,448,256)	$(333,853)

Net income				14,288	14,288

Balance, December 31, 2021	1,000	$–	$1,114,403	$(1,433,968)	$(319,565)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Value	Capital	(Deficit)	Equity (Deficit)
Balance, December 31, 2021	1,000	$–	$1,114,403	$(1,433,968)	$(319,565)

Net loss				(137,465)	(137,465)

Balance, December 31, 2022	1,000	$–	$1,114,403	$(1,571,433)	$(457,030)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-34

ESN GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year	Year
	ended	ended
	December 31,	December 31,
	2022	2021

Cash Flows From Operating Activities:
Net income (loss)	$(137,465)	$14,288
Amortization of rent expense, net	4,466
Gain from the forgiveness of PPP loan		(185,382)
Changes is assets and liabilities
Accounts receivable	(88,013)	168,997
Inventory	(20,968)	172,602
Accounts payable and accrued liabilities	198,212	(94,885)
Net cash used in operating activities	(43,768)	75,620

Cash Flows From Financing Activities:
Net borrowings on shareholder loans	–	75
Credit line advances (repayments), net	61,570	(8,821)
Repayment of notes payable	–	(47,675)
Proceeds (payments) from related party loans	–	–
Net cash provided by financing activities	61,570	(56,421)

Net Increase (Decrease) In Cash	17,802	19,199
Cash At The Beginning Of The Period	19,199	–
Cash At The End Of The Period	$37,001	$19,199

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$9,997	$7,507

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-35

ESN GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Organization and nature of the business

ESN Group, Inc. (“ESN”) was formed under the laws of the state of California in January 1993. 100,000 shares of common stock were authorized, and 1,000 shares of common stock were issued and outstanding as of December 31, 2022 and 2021.

California Skin Research, Inc. (“CSR”), a wholly-owned subsidiary of ESN, was formed under the laws of the state of California in August 2017. 1,000,000 shares of common stock were authorized, and 800,000 shares of common stock were issued and outstanding for the subsidiary as of December 31, 2022 and 2021. Collectively these entities are referred to as the “Company.”

The Company offers Earth Science® nature-inspired beauty and personal care products and Ceramedx® therapeutic skincare solutions. The offered products are paraben-free, cruelty-free products with ingredients that include plant-based nutrients and antioxidants, soothing botanicals, hydrating moisturizers and pure essential oils. The Company is committed to naturalness, concern for the health of customers and dedication to social and environmental responsibility.

2.	Principles of consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary described in Note A. All material intercompany accounts and transactions have been eliminated in consolidation.

3.	Use of estimates

The preparation of the consolidated condensed financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

4.	Cash

The Company considers all unrestricted, highly liquid investments with an initial maturity of three months or less to be cash equivalents. As December 31, 2022 and December 31, 2021, the Company had cash on hand of $37,001 and $19,199, respectively.

F-36

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

5.	Credit risk

The Company maintains its cash and cash equivalent balances in a financial institution that are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per depositor. While the Company’s cash balances may exceed this limit at times, especially following this offering, management does not believe the credit risk related to these balances is significant.

6.	Accounts receivable, net

Management reviews outstanding balances on a regular basis to determine collectability. Collectability is based on customer history, the aging of amounts due, as well as any other current circumstances that could affect the collectability of amounts. When receivables are considered uncollectible, they are charged off against the allowance account. As of December 31, 2022 and 2021, accounts receivable are shown net of an allowance of $23,966 and $21,563, respectively.

7.	Inventories, net

Inventories consist of bulk product and packaging materials, and finished goods and are stated at the lower of cost or net realizable value. Cost is determined by the average cost method.

A valuation allowance is provided for obsolete and slow-moving inventory to write cost down to net realizable value, if necessary. This reserve is estimated as 1% of total inventories.

8.	Property and equipment, net

Property and equipment is recorded at cost. Assets with an estimated useful life greater than one year and cost exceeding $2,500 are capitalized. Depreciation expense is calculated using the straight line method over the estimated useful lives of the assets, noted below. Maintenance and repairs are charged to expense as incurred.

Estimated useful lives (years)
Office & computer	5
Furniture & fixtures	7
Warehouse / production equipment	7

F-37

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

9.	Leases

Under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 842, the determination of whether an arrangement is a lease is made at the lease’s inception and a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since the Company’s leases do not provide an implicit rate, to determine the present value of lease payments, management uses the Company’s incremental borrowing rate based on the information available at lease commencement. Operating lease ROU assets also includes any lease payments made and excludes any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. The Company has lease agreements with lease and non-lease components, for which it has made an accounting policy election to account for these as a single lease component.

10.	Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events, or changes in circumstances, indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not considered recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss, if any, is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Management has determined that long-lived assets were not impaired at December 31, 2022 and 2021.

11.	Revenue and cost recognition

Revenues are accounted for in accordance with FASB ASC 606, Revenue from Contracts with Customers when the control of the various manufactured products is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for these products. The Company’s revenue contracts generally represent a single performance obligation to sell its products to customers. Commercial orders which have terms are recognized as revenue upon shipment. Sales are recorded net of discounts and returns.

The Company’s revenues are primarily supported by distributors that fulfill the Company’s contracts. The Company negotiates the wholesale price of its products with the retailer and the Company’s distributors purchase the products at the negotiated discount price; these distributors then negotiate a service arrangement with the ultimate customer.

F-38

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

12.	Income taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. As a result of this election, the Company is not a tax paying entity as the income and losses are passed to the shareholders. Accordingly, the Company will have no tax liability as long as the S corporation election is in effect.

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes, which clarifies the accounting and disclosure requirements for uncertainty in tax positions. It requires a two-step approach to evaluate tax positions and determine if they should be recognized in the condensed financial statements. The two-step approach involves recognizing any tax positions that are “more likely than not” to occur and then measuring those positions to determine if they are recognizable in the condensed financial statements.

Management regularly evaluates and analyzes all tax positions and has determined that no uncertain tax positions requiring recognition have occurred. In general, the Company’s income tax returns are subject to examination by the taxing authorities for three years after they were filed. The Company is no longer subject to examinations for the years before 2019.

13.	Advertising costs

The Company charges advertising costs to cost of goods sold as incurred and amounted to $42,075 and $66,397 during the years ended December 31, 2022 and 2021.

14.	Recently adopted accounting standard

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), that requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The accounting treatment for finance leases and lessors remains relatively unchanged. The accounting standards update also requires additional qualitative and quantitative disclosures related to the nature, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB approved an amendment to the new guidance that introduced an alternative modified retrospective transition approach granting companies the option of using the effective date of the new standard as the date of initial application. The Company adopted the standard using the effective date method on January 1, 2022.

The Company elected the transition package of practical expedients that is permitted by the standard. The package of practical expedients allows the Company to not reassess previous accounting conclusions regarding whether existing arrangements are or contain leases, the classification of existing leases, and the treatment of initial direct costs. Additionally, the Company elected certain other practical expedients offered by the new standard which it will apply to all asset classes, including the option not to separate lease and non-lease components and instead to account for them as a single lease component and the option not to recognize ROU assets and related liabilities that arise from short-term leases (i.e., leases with terms of twelve months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise).

As part of its adoption of the new lease accounting standard, the Company also implemented new internal controls and updated accounting policies and procedures, operational processes and documentation practices to enable the preparation of financial information on adoption. Refer to Note F for additional disclosures required as a result of the adoption of this new standard.

F-39

NOTE B – GOING CONCERN AND LIQUIDITY

As of December 31, 2022, the Company had cash on hand of $37,001, negative working capital of $534,251 and an accumulated deficit of $1,571,433.

Management has concluded that these condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. It is the Company’s current intention to raise debt and/or equity financing to fund ongoing operating expenses. There is no assurance that financing, whether debt or equity, will be available to the Company, satisfactorily completed or on terms favorable to the Company. Any issuance of equity securities, if accomplished, could cause substantial dilution to existing stockholders and any debt financing may contain covenants limiting certain corporate actions. Any failure by the Company to successfully raise additional financing would have a material adverse effect on its business, including the possible inability to continue operations.

NOTE C - INVENTORIES, NET

Inventories, net consisted of the following at December 31,

	2022	2021
Finished goods	$270,316	$267,917
Packaging materials and product	324,283	305,502
	594,599	573,419
Less: inventory reserve	(5,946)	(5,734)
Total	$588,653	$567,685

NOTE D - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following at December 31,

	2022	2021
Office & computer	$75,563	$75,563
Furniture and fixtures	40,913	40,913
Warehouse / production equipment	66,034	66,034
	182,510	182,510
Less: accumulated depreciation	(182,510)	(182,510)
Total	$–	$–

There was no depreciation expense charged to current operations for the years ended December 31, 2022 and 2021.

F-40

NOTE E - LINE OF CREDIT

The Company has a line of credit agreement with a bank in the amount of $300,000 that is due on demand. The line of credit requires monthly payments, including interest at the bank’s prime rate plus an applicable margin.

NOTE F - LEASES

The Company leases space under an operating lease agreement that had an original term length of three years and two options to renew it for one year each. The Company pays certain variable lease costs such as real estate taxes, insurance, and common area maintenance charges. The Company accounts for lease and non-lease components as a single lease component. Total operating lease cost for this lease for the year ended December 31, 2022, was $84,003.

The weighted average remaining lease term for operating leases is 1.25 years and the weighted average discount rate for operating leases is 9.40%.

Maturities of lease liabilities as of December 31, 2022, are as follows:

2023	$87,330
2024	22,140
109,470
Less imputed interest	(5,815)
Less short-term portion of lease liability	(81,687)
Long-term portion of lease liability	$21,968

Operating cash flows from operating leases for the year ended December 31, 2022, was $82,410 and lease assets obtained in exchange for operating lease liabilities for the year ended December 31, 2022, was $170,452.

NOTE G - SMALL BUSINESS ADMINISTRATION (“SBA”) LOAN

On April 23, 2020, the Company was granted a Paycheck Protection Program loan (the “PPP Loan”) in the aggregate amount of $185,382, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

Under the terms of the PPP, certain amounts may be forgiven if they are used for qualifying expenses as described in the CARES Act. As of December 31, 2021, the Company qualified for and has received loan forgiveness for the full amount of the PPP Loan. The Company has recognized the loan forgiveness in other income on the accompanying consolidated statements of income (operations).

NOTE H - RELATED PARTY TRANSACTIONS

From time to time, the Company advances cash to and receives cash from its shareholders. These amounts are unsecured and have no terms and are disclosed on the consolidated condensed financial statements as “due to shareholders”.

F-41

NOTE I - COMMITMENTS AND CONTINGENCIES

Legal

The Company is subject to various legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business.  Although the outcome of these claims cannot be predicted with certainty, the Company does not believe that any of these existing legal matters will have a material adverse effect on its financial position or results of operations.

NOTE J - RETIREMENT PLAN

The Company sponsors a defined contribution employee benefit plan (the “Plan”) under Section 401(k) of the Internal Revenue Code. All employees who have met the minimum age and length of service requirements are eligible to participate. Employee contributions are voluntary. The Company may make contributions to the Plan at its discretion. For the years ended December 31, 2022 and 2021, the Company did not make any contributions to the Plan.

NOTE K - CONCENTRATIONS

During the year ended December 31, 2022, approximately 35% of the Company’s revenues was from one customer. Approximately 20% of the Company’s accounts receivable was due from this customer.

During the year ended December 31, 2021, approximately 18% of the Company’s revenues was from one customer. Approximately 13% of the Company’s accounts receivable was due from this customer.

NOTE L - SUBSEQUENT EVENTS

As of July 26, 2023, Xcelerate, Inc. acquired majority interests in ESN and CSR. As part of these acquisitions, ESN repurchased 863 shares of its issued and outstanding common stock for a total purchase price of $250,000 and then sold 142 shares to Xcelerate, Inc. for $356,312. Additionally, Xcelerate, Inc. purchased 352,000 shares of the issued and outstanding common stock of CSR for a total purchase price of $100,000. As a part of the conditions of this sale, the other shareholders of CSR shall take all action necessary to assign an aggregate of 56,000 shares to Xcelerate, Inc. so that Xcelerate, Inc. owns 51% of the outstanding securities of CSR upon closing.

Management has evaluated subsequent events through February 18, 2024, the date which the condensed consolidated financial statements were available to be issued and has determined that no material transactions have occurred that would warrant additional disclosure in the condensed consolidated financial statements.

F-42

____________ Common Shares

PROSPECTUS

Craft Capital Management LLC

                 , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee, the Nasdaq listing fee, and the FINRA filing fee.

Expense	Amount Paid or to be Paid
SEC registration fee	$2,546
FINRA filing fee
Nasdaq Listing Fee	5,000
Legal fees and expenses	$300,000
Accounting fees and expenses
Miscellaneous expenses	10,000
Expense reimbursement to underwriters
Total	$–

Item 14. Indemnification of Directors and Officers.

Section 7-108-402 of the Florida Business Corporation Act (the “CBCA”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the CBCA, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

Section 7-109-102(1) of the CBCA permits indemnification of a director of a Florida corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects.  A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities.

In February 2021, the Company and Mr. O’Shea mutually agreed to redeem all of the Company’s issued and outstanding Series A Preferred Shares back to the Company. Also in February 2021, the Company’s Board of Directors authorized the creation of Series B Preferred Shares and issued an aggregate of 120,000 of these Series B Preferred Shares to Mr. O’Shea in consideration for his agreement to redeem the Series A Preferred Shares. Each Share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to the Company’s shareholders. They are not convertible into shares of the Company’s Common Stock.

In April 2021, the Company issued 11 million shares of its common stock to each of its former directors in consideration for their assignment to us of our current patent rights, as well as their agreement to hold their positions with us and 5,000,000 shares to our Interim Chief Science Officer for her service. We relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering, to issue these shares.

Also in April 2021, we issued 15,000,000 shares of our common stock to a consultant. Each share was valued at $0.001 per share.

In June 2021, we issued 3 million shares of our common stock in exchange for legal services. Also in June 2020, we issued an aggregate of 4,564,820 common shares in favor of 3 consultants. Each share was valued at $0.001 per share.

In July 2021, we issued 4,559,820 shares to Network 1 Financial Securities Inc. These shares were valued at $0.001 per share.

In September 2021, we issued an aggregate of 14,000,000 common shares to various consultants who provided services to us relating to web development and other related services, medical equipment consultants and related services. Each share was valued at $0.001 per share.

Also in September 2021, we issued 25 million shares to one person as part of the consideration for providing us with loans to develop our various businesses. Each share was valued at $0.001 per share.

In November 2021, we issued 5 million shares to one person in exchange for legal services. Each share was valued at $0.001 per share.

In each of the above instances we relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, to issue these shares.

During the year ended December 31, 2022, the Company issued 13,000,000 common shares to service providers and its advisory board. These shares were valued at $0.05 per share consistent with the offering price of the Company’s Regulation A offering described above. The shares of common stock were issued to various accredited investors. In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

During the six months ended June 30, 2023, the Company issued a total 33,000,000 common shares comprised of the following:

➢	24,000,000 shares were issued to service providers and members of the Company’s advisory board. These shares were valued at $0.054 per share based on the trading price of the Company’s common stock on the date of approval by the Company’s Board of Directors for this share issuance.
➢	9,000,000 shares were issued to an existing shareholder as consideration for providing consulting services for an acquisition, as well as for providing a short term, interest-free loan of $110,000 to the Company. These shares were valued at $0.035 based upon the trading price of the Company’s common stock on the date the parties reached an agreement.

In July 2023, the Company issued 3,000,000 shares of its common stock in consideration for a $400,000 loan used to purchase the ESN Group of companies. Also in July 2023, the Company issued 2,000,000 shares of its common stock to an individual as part of his employment compensation for operating the ESN group of companies.

In May 2022, the Company entered into an agreement to acquire a portfolio of patents, patents pending and technology licenses from HS Pharmaceuticals LLC, in consideration for the issuance of 10,000,000 common shares. These shares were to be issued upon receipt by the Company of the patent assignments. The assignments were received by the Company in September 2023 and the shares were issued.

The shares of common stock listed above were issued to various accredited investors. In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment to Articles of Incorporation (2)

3.3	Amendment to Articles of Incorporation (3)

3.4	Bylaws(4)

5.1	Opinion of Andrew I. Telsey, P.C.*

10.1	Exchange Agreement with Jay Kline(5)

10.2	Stock Purchase Agreement CSRI (6)

10.3	Stock Purchase Agreement ESN(7)

10.4	HS Pharmaceuticals LLC Purchase Agreement(8)

10.5	Memorandum of Understanding with Hayden Lutheran Hospital (10)

10.6	Memorandum of Understanding with Muhimbili National Hospital (10)

10.7	Research Agreement between ASA and AdviNOW (10)

10.8	License Agreement with Consulting Group of Jocassee, Inc.

21	List of Subsidiaries(9)

23.1	Consent of Bush and Associates CPA LLC

23.2	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1)*

EX-107	Calculation of Registration Fee(11)

________________

*	To be filed by amendment.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-SB filed with the SEC on April 17, 2001
(2)	Incorporated by reference to Exhibit 2.1 to the Registrant’s Form 1-A filed with the SEC on January 19, 2022
(3)	Incorporated by reference to Exhibit 2.2 to the Registrant’s Form 1-A filed with the SEC on January 19, 2022
(4)	Incorporated by reference to Exhibit 2.3 to the Registrant’s Form 1-A filed with the SEC on January 19, 2022
(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 1-SA filed with the SEC on September 22, 2023
(6)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Form 1-SA filed with the SEC on September 22, 2023
(7)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Form 1-SA filed with the SEC on September 22, 2023
(8)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Form 1-SA filed with the SEC on September 22, 2023
(9)	Incorporated by reference to Exhibit 21 to the Registrants Form S-1 registration statement filed with SEC on November 13, 2023
(10)	Incorporated by reference to Exhibit 10 to the Registrants Form S-1/A registration statement filed with SEC on January 19, 2024
(11)	Incorporated by reference to Exhibit 107 to the Registrants Form S-1 registration statement filed with SEC on November 13, 2023

(b) Financial statement schedule.

None.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on July 30, 2024.

XCELERATE, INC.

By:	/s/ Michael O’Shea
Michael O’Shea
Principal Executive and Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael O’Shea, Chief Executive Officer, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons in the capacities and on the dates indicated have signed this Registration Statement:

Signature	Title	Date

/s/ Michael O’Shea	Chief Executive Officer and Director	July 30, 2024
Michael O’Shea

s/ Steven Gravely	Director	July 30, 2024
Steven Gravely

s/ Jason Householder	Director	July 30, 2024
Jason Householder

s/ Jon Wilken	Director	July 30, 2024
Jon Wilken

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